                                                                     Exhibit 2.1





--------------------------------------------------------------------------------


                            Asset Purchase Agreement

                                     between

                      The Med-Design Corporation, as Buyer

                                       and

                   Luther Needlesafe Products, Inc., as Seller


                                       and


               Ronald B. Luther, Controlling Shareholder of Seller


                            Dated as of April 1, 2004




                  Relating to the safety Huber needle business
                                    of Seller

--------------------------------------------------------------------------------

Table of Contents

                                                                                                      Page
ARTICLE 1             DEFINITIONS.......................................................................1

         1.1      Definitions...........................................................................1

         1.2      Certain Interpretive Matters..........................................................6

ARTICLE 2             PURCHASE AND SALE.................................................................6

         2.1      Sale of Assets........................................................................6

         2.2      Excluded Assets.......................................................................7

         2.3      Assumed Liabilities and Obligations...................................................7

         2.4      Excluded Liabilities..................................................................8

ARTICLE 3             THE CLOSING.......................................................................8

         3.1      Closing...............................................................................8

         3.2      Purchase Price........................................................................9

         3.3      Adjustment Purchase Price and Cash Payment...........................................11

         3.4      Allocation of Purchase Price.........................................................11

         3.5      Deliveries by Seller.................................................................12

         3.6      Deliveries by Buyer..................................................................12

ARTICLE 4             REPRESENTATIONS AND WARRANTIES OF SELLER
                      PARTIES..........................................................................13

         4.1      Organization.........................................................................13

         4.2      Authority Relative to this Agreement.................................................13

         4.3      Consents and Approvals; No Violations................................................14

         4.4      Financial Information................................................................14

         4.5      Undisclosed Liabilities..............................................................14

         4.6      Absence of Certain Changes or Events.................................................14

         4.7      Title................................................................................14

         4.8      Inventory............................................................................15

         4.9      Insurance............................................................................15

         4.10     Tangible Personal Property...........................................................15

         4.11     Contracts............................................................................15

         4.12     Litigation and Claims................................................................16

         4.13     Permits..............................................................................16

TABLE OF CONTENTS
(continued)

                                                                                                      Page
         4.14     Taxes................................................................................17

         4.15     Intellectual Property................................................................17

         4.16     Transactions with Affiliates.........................................................18

         4.17     Purchased Assets.....................................................................19

         4.18     Completeness and Accuracy............................................................19

ARTICLE 5             REPRESENTATIONS AND WARRANTIES OF BUYER..........................................19

         5.1      Organization.........................................................................19

         5.2      Authority Relative to this Agreement.................................................19

         5.3      Consents and Approvals; No Violations................................................19

         5.4      Availability of Funds................................................................20

ARTICLE 6             COVENANTS OF THE PARTIES.........................................................20

         6.1      Conduct of Business Relating to the Purchased Assets.................................20

         6.2      Access to Information................................................................21

         6.3      Expenses.............................................................................21

         6.4      Further Assurances; Cooperation......................................................22

         6.5      Public Statements....................................................................22

         6.6      Consents and Approvals...............................................................23

         6.7      Fees and Commissions.................................................................23

         6.8      Tax and Audit Matters................................................................23

         6.9      Notification of Changes..............................................................23

         6.10     Noncompetition and Nonsoliciation....................................................24

         6.11     Registration Requirements............................................................25

         6.12     Use of "Luther" etc..................................................................26

         6.13     Amsino Settlement Agreement..........................................................26

         6.14     Performance of Sublicense............................................................26

ARTICLE 7             CONDITIONS.......................................................................26

         7.1      Conditions to Obligations of Buyer...................................................26

         7.2      Conditions to Obligations of Seller..................................................27

ARTICLE 8             INDEMNIFICATION..................................................................28

         8.1      Indemnification......................................................................28

TABLE OF CONTENTS
(continued)

                                                                                                      Page
         8.2      Defense of Claims....................................................................29

         8.3      Survival of Representations, Warranties, Covenants and Obligations...................30

         8.4      Escrow...............................................................................30

ARTICLE 9             TERMINATION......................................................................30

         9.1      Termination..........................................................................30

         9.2      Procedure and Effect of Termination..................................................31

ARTICLE 10            MISCELLANEOUS PROVISIONS.........................................................31

         10.1     Amendment and Modification...........................................................31

         10.2     Waiver of Compliance; Consents.......................................................31

         10.3     Notices..............................................................................32

         10.4     Assignment...........................................................................32

         10.5     No Third Party Beneficiary...........................................................33

         10.6     Governing Law........................................................................33

         10.7     Arbitration of Disputes..............................................................33

         10.8     Counterparts.........................................................................34

         10.9     Severability.........................................................................34

         10.10    Interpretation.......................................................................34

         10.11    Schedules and Exhibits...............................................................34

         10.12    Entire Agreement.....................................................................34

                                LIST OF SCHEDULES
                                -----------------

Schedule 2.1(c)   Tangible Personal Property
Schedule 2.1(d)   Assigned Contracts
Schedule 2.1(e)   Transferable Permits
Schedule 3.3      Inventory Methodology
Schedule 3.4      Allocation of Purchase Price
Schedule 4.3      Consents and Approvals; Seller's Required Regulatory Approvals
Schedule 4.4      Financial Information
Schedule 4.5      Undisclosed Liabilities
Schedule 4.8      Inventory
Schedule 4.9      Insurance
Schedule 4.10     Tangible Personal Property
Schedule 4.11     Contract Matters
Schedule 4.12     Litigation and Claims
Schedule 4.13     Permits
Schedule 4.16     Transactions with Affiliates

                                LIST OF EXHIBITS
                                ----------------


Exhibit A     Form of Bill of Sale, Assignment and Assumption Agreement
Exhibit B     Form of Consulting Agreement
Exhibit C     Form of Sublicense Agreement
Exhibit D     Form of Escrow Agreement

                            ASSET PURCHASE AGREEMENT
                            ------------------------


      THIS ASSET PURCHASE AGREEMENT, dated as of April 1, 2004, is between THE MED-DESIGN CORPORATION, a Delaware corporation ("Buyer"), and LUTHER NEEDLESAFE PRODUCTS, INC., a California corporation ("Seller"), and RONALD B. LUTHER ("Mr. Luther"), the founder and controlling shareholder of Seller. Buyer, Seller and Mr. Luther are referred to individually as a "Party" and collectively as the "Parties," and Seller and Mr. Luther are referred to individually as a "Seller Party," and collectively as the "Seller Parties."

                               W I T N E S S E T H
                               - - - - - - - - - -

      WHEREAS, Seller is engaged in the business of the development, production and sale of safety Huber needle devices (the "Business");

      WHEREAS, on the terms and conditions set forth in this Agreement, (i) Buyer desires to purchase, and Seller desires to sell and assign, substantially all of the operating assets of the Business and the good will associated therewith, including without limitation inventory, molds and tooling and certain contractual rights and intellectual property and (ii) Seller will grant to Buyer an exclusive sublicense of rights obtained under the Patent Assignment and Consulting Agreement dated April 2, 2001 (the "Braun Agreement") by and among Seller (as successor to Luther Research Partners L.L.C.), Mr. Luther and B. Braun Medical, Inc., a Pennsylvania corporation ("Braun").

      NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the Parties agree as follows:

                                    ARTICLE 1

                                  DEFINITIONS.

         1.1 Definitions. As used in this Agreement, the following terms have the meanings specified in this Section 1.1.

         "Accredited investor" has the meaning set forth in Section 3.2(c)(v).

         "Additional Consideration" has the meaning set forth in Section 3.2(c)(i).

         "Affiliate" has the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

         "Agreement" means this Asset Purchase Agreement together with the Schedules and Exhibits hereto, as the same may be from time to time amended.

         "Amsino" means Amsino International, Inc., a California corporation, and any successor thereto.

         "Assigned Contracts" means the Contracts set forth on Schedule 2.1(d).

         "Assumed Liabilities and Obligations" has the meaning set forth in
Section 2.3.

         "Bill of Sale, Assignment and Assumption Agreement" means the Bill of Sale, Assignment and Assumption Agreement between Seller and Buyer, substantially in the form of Exhibit A hereto.

         "Braun" has the meaning set forth in the Recitals.

         "Braun Agreement" has the meaning set forth in the Recitals.

         "Business" has the meaning set forth in the Recitals.

         "Business Day" shall mean any day other than Saturday, Sunday and any day on which banking institutions in the State of California are authorized by law or other governmental action to close.

         "Buyer Indemnitee" has the meaning set forth in Section 8.1(b).

         "Closing" has the meaning set forth in Section 3.1.

         "Closing Date" has the meaning set forth in Section 3.1.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commercially Reasonable Efforts" means efforts which are designed to enable a Party to satisfy a condition to, or otherwise assist in the consummation of, the transactions contemplated by this Agreement and which do not require the performing Party to expend funds or assume liabilities other than expenditures and liabilities which are reasonable in nature and amount in the context of the transactions contemplated by this Agreement.

         "Common Stock" has the meaning set forth in Section 3.2(c)(i).

         "Consulting Agreement" means the Consulting Agreement between Buyer and Seller in the form of Exhibit B hereto, to be executed and delivered at the Closing, as the same may be amended or modified from time to time by mutual agreement of the parties hereto.

         "Contract" means any contract, agreement, sales order, purchase order, license, lease or other agreement to which Seller is a party in connection with the conduct of the Business.

         "Copyright" means any copyright and any registration and applications therefor, including all renewals and extensions thereof and rights corresponding thereto in both published and unpublished works throughout the world, owned, used or licensed by Seller in connection with the conduct of the Business.

         "Devices" means the Luther Safety Huber Needle devices and related packaging and disposables heretofore or presently sold by Seller and all proposed improvements and other modifications thereof.

         "Direct Claim" has the meaning set forth in Section 8.2(c).

         "Encumbrances" means any pledges, liens, security interests, activity and use limitations, encumbrances and charges of any kind.

         "Escrow Agreement" means the Escrow Agreement dated the Closing Date among the Parties hereto and Falk & Shaff, LLP, as Escrow Agent, in substantially the form of Exhibit D hereto.

         "Excluded Assets" has the meaning set forth in Section 2.2.

         "Excluded Liabilities" has the meaning set forth in Section 2.4.

         "FDA" has the meaning set forth in Section 4.12.

         "FDA Act" has the meaning set forth in Section 4.12.

         "Financial Information" has the meaning set forth in Section 4.4.

         "GAAP" means generally accepted accounting principles in the United States.

         "Governmental Authority" means any federal, state, local or other governmental, regulatory or administrative agency, commission, department, board or authority.

         "Indemnifiable Loss" has the meaning set forth in Section 8.1(a).

         "Indemnifying Party" has the meaning set forth in Section 8.1(c).

         "Indemnitee" has the meaning set forth in Section 8.1(c).

         "Intellectual Property" means Copyrights, Patents, Trademarks, Internet domain names, technology rights and licenses, Trade Secrets, franchises, Software Products, inventions, invention disclosures, developments, improvements and modifications of such inventions, invention disclosures and developments, ideas, discoveries, innovations and rights in research and development, and commercially practiced processes and inventions, whether patentable or not, in any jurisdiction throughout the world and any other intellectual property or any similar, corresponding or equivalent right to any of the foregoing, owned, used or licensed by Seller in connection with the conduct of the Business.

         "Inventory" means the inventory of the Business, including supplies and finished goods, excluding any finished goods manufactured by Amsino and any related supplies.

         "Inventory Adjustment" has the meaning set forth in Section 3.3(a).

         "Inventory Statement" has the meaning set forth in Section 3.3(c).

         "Inventory Value" means the aggregate dollar value of the Inventory, determined in accordance with the methodology set forth in Schedule 3.3.

         "IRB" has the meaning set forth in Section 4.13(d).

         "JAMS" has the meaning set forth in Section 10.7(d).

         "Knowledge" with respect to Seller, means the actual knowledge of Mr. Luther, Joseph Antonucci and other persons presently employed or engaged by Seller having responsibility for the subject matter involved, and such knowledge that would be obtained after reasonable inquiry by them of the matter involved.

         "Liability" means any direct or indirect liability, indebtedness, obligation, expense, claim, loss, damage, deficiency, guaranty or endorsement of or by any Person, absolute or contingent, accrued or unaccrued, due or to become due, liquidated or unliquidated.

         "Material Adverse Effect" means any event, circumstance, change or effect (singly or taken together) in, or effect on, the Purchased Assets or the Business that is or could reasonably be expected to be materially adverse to the business, operations, results, condition (financial or otherwise) or prospects of the Purchased Assets or the Business.

         "Noncompete Period" has the meaning set forth in Section 6.10(a).

         "Patent" means any patent together with any extensions, reexaminations and reissues of such patent, patents of addition, patent applications, divisions, continuations, continuations-in-part, and any subsequent filings in any country or jurisdiction claiming priority therefrom, owned, used or licensed by Seller in connection with the conduct of the Business.

         "Permits" has the meaning set forth in Section 4.13(a).

         "Permitted Encumbrances" means: (i) statutory liens for Taxes or other governmental charges or assessments not yet due, (ii) mechanics', carriers', workers', repairers' and other similar liens arising or incurred in the ordinary course of business relating to obligations not yet due and (iii) Encumbrances arising under any Contract set forth in Schedule 2.1(d).

         "Person" means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, or governmental entity or any department or agency thereof.

         "Proprietary Information" means any non-public information regarding the Business or the Purchased Assets.

         "Purchased Assets" has the meaning set forth in Section 2.1.

         "Purchase Price" has the meaning set forth in Section 3.2.

         "SEC" has the meaning set forth in Section 3.2(c)(iv).

         "SEC Filings" has the meaning set forth in Section 3.2(c)(vi).

         "Securities Act" has the meaning set forth in Section 3.2(c)(iv).

         "Seller" has the meaning set forth in the preamble.

         "Seller Indemnitee" has the meaning set forth in Section 8.1(a).

         "Seller's Required Regulatory Approvals" has the meaning set forth in
Section 4.3.

         "Software Products" means any computer software product which has been developed or designed by or on behalf of Seller, or is in the process of being developed or designed, by or on behalf of Seller for use, in whole or in part, directly or indirectly, in the conduct of the Business, including all systems software, all applications software, whether for general business usage or specific, unique-to-the-Business usage, and any and all documentation and object and source codes related thereto.

         "Sublicense Agreement" means the Sublicense Agreement between Seller Parties and Buyer in substantially the form attached hereto as Exhibit C.

         "Tangible Personal Property" has the meaning set forth in Section
2.1(c).

         "Taxes" means all taxes, charges, fees, levies, penalties or other assessments imposed by any federal, state or local or foreign taxing authority, including, but not limited to, income, excise, real or personal property, sales, transfer, franchise, payroll, withholding, social security, gross receipts, license, stamp, occupation, employment or other taxes, including any interest, penalties or additions attributable thereto.

         "Tax Return" means any return, report, information return, declaration, claim for refund or other document (including any schedule or related or supporting information) required to be supplied to any taxing authority with respect to Taxes.

         "Termination Date" has the meaning set forth in Section 9.1(b).

         "Third Party Claim" has the meaning set forth in Section 8.2(a).

         "Trade Secrets" means any know-how, trade secrets, formulae, specifications, technical information, data, process technology, plans, drawings (including engineering and auto-cad drawings), proprietary information, blue prints and all documentation related to any of the foregoing, owned, used or licensed by Seller in connection with the conduct of the Business, except for any such item that is generally available to the public.

         "Trademark" means any registered trademark, registered service mark, trademark and service mark applications and unregistered trademark and service mark, brand names, certification marks, trade names, logos, trade dress, and all goodwill associated with the foregoing throughout the world and registrations in any jurisdictions of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application, owned, used or licensed by Seller or held for use by any Affiliate of Seller in connection with the conduct of the Business.

         "Transferable Permits" has the meaning set forth in Section 2.1(e).

         1.2 Certain Interpretive Matters. In this Agreement, unless the context otherwise requires, the singular shall include the plural, the masculine shall include the feminine and neuter, and vice versa. The term "includes" or "including" shall mean "including without limitation." References to a Section, Article, Exhibit or Schedule shall mean a Section, Article, Exhibit or Schedule of this Agreement, and reference to a given agreement or instrument shall be a reference to that agreement or instrument as modified, amended, supplemented and restated through the date as of which such reference is made.

                                    ARTICLE 2

                                PURCHASE AND SALE

         2.1 Sale of Assets. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement and except as otherwise provided in
Section 2.2, at the Closing Seller Parties and Buyer will enter into the Sublicense Agreement and Seller will grant, sell, assign, convey, transfer and deliver to Buyer, and Buyer will purchase and acquire from Seller, free and clear of all Encumbrances (except Permitted Encumbrances) all of Seller's right, title and interest in and to all of the assets (other than Excluded Assets) constituting or used in the Business, including those assets described below, each as in existence on the Closing Date (collectively, "Purchased Assets"):

             (a) the business and operations of the Business as a going concern and all of Seller's goodwill related to the Business, including, without limitation, all customer and supplier lists, all sales, marketing and other records, development information, device information, technical information, manuals, drawings and all other files and correspondence, in whatever form, of the Business;

             (b) all Inventory;

             (c) all molds and tooling, wherever located, used in the operation of the Business, whether currently in use or idle, including those described in
Schedule 2.1(c) (collectively, "Tangible Personal Property");

             (d) subject to the provisions of Section 6.4(c), pending and unfulfilled purchase and sales orders for Devices and all Contracts set forth in
Schedule 2.1(d);

             (e) all Permits that may be transferred to Buyer, including those set forth on Schedule 2.1(e) (the "Transferable Permits");

             (f) all express and implied warranties and guarantees from third parties with respect to any property constituting part of the Purchased Assets;

             (g) all Intellectual Property;

             (h) rights of Seller under any products liability insurance policies now or heretofore in effect to the extent any claim is made against Buyer with respect to liabilities and obligations of Seller that are not Assumed Liabilities and Obligations; and

             (i) all rights or claims against third parties relating to the Business.

         2.2 Excluded Assets. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement will constitute or be construed as conferring on Buyer, and Buyer is not acquiring, any right, title or interest in or to, the following specific assets which are associated with the Business (the "Excluded Assets"):

             (a) cash on hand and on deposit in bank accounts;

             (b) any rights that accrue or will accrue to Seller under this Agreement;

             (c) any rights of Seller with regard to Taxes or Tax refunds;

             (d) any employee records and files;

             (e) the corporate seal, minute books, stock books and other records relating to the corporate organization of Seller and the general ledger and other original accounting records of Seller;

             (f) office equipment or other equipment or supplies, other than molds and tooling;

             (g) Seller's corporate name or the name "Luther" and any trademark or tradename using the name "Luther," except as expressly provided in this Agreement;

             (h) rights of Seller Parties with respect to Amsino; and

             (i) rights of Seller Parties under the Braun Agreement, except as provided in the Sublicense Agreement.

         2.3 Assumed Liabilities and Obligations. At Closing, pursuant to the Bill of Sale, Assignment and Assumption Agreement, Buyer shall assume only the liabilities and obligations of Seller (collectively, "Assumed Liabilities and Obligations") arising after the Closing Date under the (i) Assigned Contracts and the Transferable Permits in accordance with the terms thereof, except to the extent such liabilities or obligations arise or have arisen out of any claim asserted by another party thereto related to breach of contract, warranty, tort, infringement or other default or alleged default by Seller and (ii) unfulfilled purchase and sales orders relating to Devices issued under the Assigned Contracts in the ordinary course of business.

         2.4 Excluded Liabilities. Except as expressly set forth in Section 2.3, Buyer shall not assume or be obligated to pay, perform or otherwise discharge any Liabilities of Seller, including the following (the "Excluded Liabilities"):

             (a) any Liabilities of Seller accruing under any of the Assigned Contracts prior to the Closing Date;

             (b) any Liabilities in respect of any claim, regardless of when made or asserted, which arises out of or is based upon negligence, strict liability or any express or implied representation, warranty, agreement or guarantee made by Seller, or alleged to have been made by Seller, or which is imposed or asserted to be imposed by operation of law, in connection with any product of the Business shipped by or on behalf of Seller prior, or alleged to be prior to, the Closing Date or for any service performed by or on behalf of Seller prior, or alleged to be prior to, the Closing Date, including any claim seeking recovery for personal injury;

             (c) any Liability of Seller for goods delivered or services rendered prior to the Closing Date;

             (d) any Liability of Seller associated with any contractual relationship of Seller that existed prior to the Closing Date with any Person, including without limitation Amsino; and

             (e) any other Liability of Seller not specifically assumed hereunder.

                                    ARTICLE 3

                                   THE CLOSING

         3.1 Closing. Upon the terms and subject to the satisfaction of the conditions contained in Article 7 of this Agreement, the sale, assignment, conveyance, transfer and delivery of the Purchased Assets to Buyer, the payment of the Purchase Price to Seller, and the consummation of the other respective obligations of the Parties contemplated by this Agreement shall take place at a closing (the "Closing"), to be held at the offices of Morgan, Lewis & Bockius LLP, 300 South Grand Avenue, Los Angeles, California at 10:00 a.m. local time, or another mutually acceptable time and location, on the third Business Day after the conditions set forth in Article 7 have been satisfied (other than these conditions that are intended to be satisfied at the Closing), or such other date as the Parties may mutually agree. The date of Closing is hereinafter called the "Closing Date." The Closing shall be effective for all purposes as of 12:01 a.m. Pacific time on the Closing Date. In connection with the Closing the Parties shall take such actions as may be requested by Buyer to deliver to it possession of the Purchased Assets.

         3.2 Purchase Price. (a) The purchase price payable by Buyer for the Purchased Assets pursuant to this Agreement and the covenants of Seller Parties under Section 6.10 (the "Purchase Price") is Five Million Six Hundred Thousand Dollars ($5,600,000), plus or minus the value provided for in Section 3.3, and plus the additional amount provided for in Section 3.2(c).

             (b) Buyer will pay or cause to be paid the following:

                 (i) at Closing, Three Million Six Hundred Thousand Dollars ($3,600,000) to Seller and Two Million Dollars ($2,000,000) to the Escrow Agent under the Escrow Agreement, in each case in cash by wire transfer of immediately available funds or by such other means as are agreed upon by Seller and Buyer;

                 (ii) upon completion of the adjustment process provided for in
Section 3.3, to Seller any unpaid balance of the Purchase Price, except the amount payable under Section 3.2(c).

             (c) Additional Consideration.

                 (i) In addition to the foregoing cash consideration, the Buyer agrees to pay to Seller $250,000 per year payable, at the Buyer's option, in either shares of the Buyer's common stock, par value $0.01 per share ("Common Stock"), or in cash (the "Additional Consideration"), to be paid on the Closing Date and on each of the first three anniversaries of the Closing Date. The Additional Consideration shall be payable irrespective of Mr. Luther's death or disability. In the event that at the time any of the Additional Consideration is payable on any anniversary of the Closing Date, there is a claim for indemnification pending by Buyer under Article 8 hereof, the amount payable by Buyer may at Buyer's election be deferred until resolution of such claim (by mutual agreement or through arbitration under Section 10.7) and, if such claim is resolved in favor of Buyer, such amount otherwise payable by Buyer may be applied to satisfy such claim to the extent thereof.

                 (ii) In the event that Buyer elects to deliver shares of Common Stock, each share shall be valued at a price equal to the average on the Nasdaq Stock Market or, if applicable, any other stock exchange or market on which the Common Stock is principally traded, of the reported closing prices of the Common Stock (or the mean of the bid and asked prices if no trades of Buyer's Common Stock are reported on such day) during the 10 trading days immediately preceding the Closing Date or such anniversary, as applicable, appropriately adjusted for any split, combination or other similar event occurring during such 10 trading-day period.

                 (iii) If any capital reorganization or reclassification of the Common Stock, any consolidation or merger of Buyer with or into another entity, or the sale or other disposition of all or substantially all of Buyer's assets to another entity shall be effected in such a way that holders of Common Stock of Buyer shall be entitled to receive stock or other securities with respect to or in exchange for such Common Stock then, the term Common Stock as used herein shall refer to such stock or other securities and the value thereof shall be determined in the manner set forth above or such other manner as shall be reasonable in the circumstances.

                 (iv) Seller acknowledges and understands that the offer and sale of the shares of Common Stock issuable to it hereunder have not been registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "SEC") or with any state official or agency and that such shares are being offered and sold pursuant to an exemption from the registration requirements set forth in the Securities Act and applicable blue sky or securities laws, and that no governmental agency has recommended or endorsed the Common Stock or made and finding or determination relating to the fairness of the transaction set forth herein. Accordingly Seller understands that such shares may not be sold or otherwise disposed of unless registered under the Securities Act or sold or otherwise disposed of pursuant to an exemption from such registration and agrees that he will not sell or otherwise dispose of such shares except in such manner.

                 (v) Seller represents and warrants that it is an "accredited investor" as such term is defined in Rule 501 of the SEC promulgated under the Securities Act and that it is acquiring the Common Stock issuable to it hereunder for its own account for investment, with no present intention of reselling or otherwise distributing the same, except under circumstances which do not require registration under the Securities Act and applicable state securities laws.

                 (vi) Seller represents and warrants that it has received and has had an opportunity to review for a reasonable time preceding the date of this Agreement certain filings made by Buyer with the SEC under the Securities Exchange Act of 1934 (excluding exhibits, unless requested by Seller) (the "SEC Filings"). Seller further represents and warrants that it has had the opportunity to ask questions and receive answers concerning Buyer and to obtain any additional information which Buyer possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of such additional information and/or SEC Filings.

                 (vii) Seller acknowledges that the following legend shall be placed on the certificates representing the Common Stock delivered by Buyer hereunder:

               THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 BUT HAVE BEEN ACQUIRED FOR INVESTMENT BY THE REGISTERED OWNER. NO SALE, PLEDGE OR OTHER TRANSFER MAY BE MADE UNLESS THE ISSUER IS FURNISHED WITH AN OPINION OF COUNSEL FOR THE SHAREHOLDER IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT SUCH SALE IS IN COMPLIANCE WITH THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

                 (viii) Prior to the delivery of shares of Common Stock on any anniversary of the Closing Date, Seller will restate the representations contained in this Section 3.2(c) to the extent required to establish the exemption from registration under the Securities Act, and Buyer will provide the information needed to allow Seller to make such representations.

         3.3 Adjustment Purchase Price and Cash Payment.

             (a) Purchase Price Adjustment. The Purchase Price shall be increased or decreased, as the case may be, by the amount (the "Inventory Adjustment") by which the Inventory Value as of the Closing Date is greater than or less than, as the case may be, Ninety Thousand Dollars ($90,000).

             (b) Physical Inventory. As provided in Schedule 3.3, Buyer and Seller will take a physical inventory to determine the Inventory of the Business as of the Closing Date. In the absence of manifest error, such inventory shall be conclusive and accepted as the final inventory. Inventory so determined will be valued as set forth in Schedule 3.3.

             (c) Statement of Adjustments. Within five Business Days after the Closing Date, Buyer, with Seller's assistance, shall compute and deliver to Seller a proposed statement (the "Inventory Statement"), setting forth the Inventory Amount as of the Closing Date and the adjustment to the Purchase Price provided for in Section 3.3(a), together with a reasonably detailed basis for establishing such amount. Upon Seller's request, Buyer shall also deliver to Seller copies of all documents, schedules, working papers and other factual material used by Buyer and its accountants in connection with the preparation of the Inventory Statement.

             Within ten (10) days following its receipt of the Inventory Statement, Seller shall present Buyer with a written statement setting forth Seller's proposed adjustments thereto, if any, together with a reasonably detailed explanation of the reason for each such proposed adjustment. Buyer and Seller shall negotiate in good faith to resolve any disagreement regarding Buyer's proposed adjustments.

             (d) Payment of Adjustment. Any unpaid portion of the Purchase Price payable by Buyer, or any refund by Seller of any excess paid by Buyer, as the case may be, together with required interest, if any, in accordance with this Section, shall be paid in cash in immediately available funds within five (5) Business Days after the determination thereof pursuant to Section 3.3(c). Any unpaid portion of the Purchase Price owed by Buyer, or any refund thereof owed by Seller, shall accrue interest at a rate of 6% per annum beginning 45 days after the Closing Date, to the extent it has not been paid by such time.

         3.4 Allocation of Purchase Price. The Parties agree that the Purchase Price shall be allocated for tax purposes as set forth in Schedule 3.4 hereto, which allocation shall be based upon the fair market values of the Purchased Assets and conform with the requirements of Section 1060 of the Code. Each Party agrees not to assert, in connection with any tax return, tax audit or similar proceeding, any allocation of the Purchase Price that differs from any allocation agreed upon pursuant to this Schedule 3.4 hereto.

         3.5 Deliveries by Seller. At the Closing, Seller Parties will deliver, or cause to be delivered, the following to Buyer:

             (a) the Bill of Sale, Assignment and Assumption Agreement, the Consulting Agreement, the Sublicense Agreement and the Escrow Agreement, duly executed by Seller or Seller Parties, as applicable;

             (b) copies of any and all governmental and other third party consents, waivers or approvals obtained by Seller with respect to the transfer of the Purchased Assets or the consummation of the transactions contemplated by this Agreement;

             (c) the officer's certificate contemplated by Section 7.1;

             (d) copies, certified by the Secretary or Assistant Secretary of Seller, of the Articles of Incorporation and Bylaws of Seller and resolutions adopted by the Board of Directors of Seller and by the shareholders of Seller, respectively, authorizing the execution and delivery of this Agreement and all of the agreements and instruments to be executed and delivered by Seller in connection herewith and the consummation of the transactions contemplated hereby;

             (e) a certificate of the Secretary or Assistant Secretary of Seller identifying the name and title and bearing the signatures of the officers of Seller authorized to execute and deliver this Agreement and the other agreements and instruments contemplated hereby;

             (f) a certificate of good standing with respect to Seller, issued by the Secretary of State of the State of California;

             (g) the originals of all Contracts and Transferable Permits;

             (h) all such other instruments of assignment, transfer or conveyance as shall, in the reasonable opinion of Buyer and its counsel, be necessary or desirable to transfer to Buyer the Purchased Assets in accordance with this Agreement; and

             (i) such other agreements, documents, instruments and writings as are required to be delivered by Seller at or prior to the Closing Date pursuant to this Agreement or otherwise reasonably required in connection herewith.

         3.6 Deliveries by Buyer. At the Closing, Buyer will deliver, or cause to be delivered, the following to Seller:

             (a) the amount payable by Buyer at Closing pursuant to Section 3.2(b);

             (b) the Bill of Sale, Assignment and Assumption Agreement, the Consulting Agreement, the Sublicense Agreement and the Escrow Agreement, duly executed by Buyer;

             (c) the officer's certificate contemplated by Section 7.2;

             (d) copies, certified by the Secretary or Assistant Secretary of Buyer, of the Certificate of Incorporation and Bylaws of Buyer and resolutions adopted by the Board of Directors of Buyer authorizing the execution and delivery of this Agreement and all of the agreements and instruments to be executed and delivered by Buyer in connection herewith, and the consummation of the transactions contemplated hereby;

             (e) a certificate of the Secretary or Assistant Secretary of Buyer identifying the name and title and bearing the signatures of the officers of Buyer authorized to execute and deliver this Agreement and the other agreements contemplated hereby;

             (f) a certificate of good standing with respect to Buyer issued by the Secretary of State of Delaware; and

             (g) such other agreements, documents, instruments and writings as are required to be delivered by Buyer at or prior to the Closing Date pursuant to this Agreement or otherwise reasonably required in connection herewith.

                                    ARTICLE 4

                REPRESENTATIONS AND WARRANTIES OF SELLER PARTIES

         Seller Parties hereby represent and warrant to Buyer as follows:

         4.1 Organization. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as it is now being conducted. Seller possesses all rights associated with the Business previously held by Luther Research Partners, LLC, a California limited liability company that was merged with and into Seller on November 19, 2002.

         4.2 Authority Relative to this Agreement. Seller has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action required on the part of Seller, including the unanimous approval by the shareholders of Seller, and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller, and, assuming that this Agreement constitutes a valid and binding agreement of Buyer, constitutes the legal, valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting or relating to the enforcement of creditors rights generally or general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

         4.3 Consents and Approvals; No Violations.

             Except as set forth in Schedule 4.3, neither the execution and delivery of this Agreement by Seller nor the consummation of the transactions contemplated hereby will (i) conflict with or result in the breach or violation of any provision of the Articles of Incorporation or Bylaws of Seller, (ii) require any consent, approval, authorization or permit of, or filing with or notification or declaration to, any Governmental Authority (the filings and approvals referred to in Schedule 4.3 are collectively referred to as "Seller's Required Regulatory Approvals"), (iii) require any consent, approval or waiver under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Seller is a party or by which Seller, or any of the Purchased Assets may be bound, or
(iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any of its assets, including the Purchased Assets.

         4.4 Financial Information. Schedule 4.4 sets forth the following financial information for the Business provided by, or based upon information provided by, Seller Parties:

             Product Sales for 2003 and the two months ended February 29, 2004;
             Costs of Goods sold for 2003 and the two months ended February 29, 2004;
             Inventory as of March 31, 2004;
             Outstanding Seller purchase orders for products as of March 26, 2004; and
             Outstanding Seller sales orders for product as of March 26, 2004.

All information regarding sales, cost of goods sold and Inventory was calculated in accordance with GAAP and all the foregoing information is true, accurate and complete.

         4.5 Undisclosed Liabilities. Except as disclosed in Schedule 4.5, Seller, with respect to the Business, is not liable for or subject to, and Seller does not have any Knowledge of any basis for assertion against it with respect to the Business of, any Liabilities, except (a) customary expenses and accounts payable that have arisen in the ordinary course of business and (b) Liabilities incurred in the ordinary course of business which are not required to be performed prior to the Closing under Assigned Contracts.

         4.6 Absence of Certain Changes or Events. With respect to the Business, since December 31, 2003, there has not been (a) any Material Adverse Effect, (b) any damage, destruction or casualty loss, whether or not covered by insurance,
(c) any agreement, commitment or transaction entered into by Seller that is material to the ownership or operation of the Purchased Assets, (d) any sale or disposition of any Tangible Personal Property, or (e) any transactions entered into (including purchases and sales of Inventory) except in the ordinary course of business in accordance with past practice.

         4.7 Title. Except for Permitted Encumbrances, Seller has and will convey to the Buyer good title to each of the Purchased Assets free and clear of all Encumbrances.

         4.8 Inventory. Except as set forth in Schedule 4.8, the Inventory (a) was acquired and has been maintained in accordance with the regular business practices of Seller with respect to the Business, (b) consists of new and unused items of a quality and quantity useable or saleable in the ordinary course of business consistent with past practice, (c) is owned by Seller free and clear of all Encumbrances, other than Permitted Encumbrances, (d) is valued in accordance with its original cost using the methodology as set forth in Schedule 3.3, and
(e) is not obsolete, damaged or slow moving in the ordinary course of business.

         4.9 Insurance. All policies of products liability insurance owned or held by Seller insuring the Business are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof, if due, have been paid in full and no notice of cancellation or termination has been received with respect to any such policy. Seller has not been refused any products liability insurance with respect to the Business, nor has its coverage been denied or limited by any insurance carrier to which Seller has applied for any such insurance. Schedule 4.9 sets forth a true and correct summary of the products liability insurance policies presently in effect and of all insurance claims ever made by the Company or any predecessor thereunder.

         4.10 Tangible Personal Property. Schedule 2.1(c) contains a listing of all of the Tangible Personal Property as of the date hereof. Except as set forth in Schedule 4.10, all Tangible Personal Property is in good operating condition and repair (ordinary wear and tear excepted) in all material respects and is useable in the ordinary course of the Business consistent with past practice. Except for matters disclosed in Schedule 4.10, no person other than Seller owns any equipment or other property used in the operation of the Business.

         4.11 Contracts.

             (a) The Assigned Contracts (and purchase and sales orders for Devices executed pursuant thereto) and the Braun Agreement are all the Contracts to which Seller is a party with respect to the Business. True, correct and complete copies of the Contracts, including all amendments thereto, have been delivered to Buyer.

             (b) Except as disclosed in Schedule 4.11, each of the Assigned Contracts (i) constitutes the legal, valid and binding obligation of Seller and of the other parties thereto, (ii) is in full force and effect, and (iii) may be transferred or assigned to Buyer at the Closing without consent or approval of the other parties thereto, and will continue in full force and effect thereafter, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any material rights thereunder.

             (c) Except as set forth in Schedule 4.11, there is not, under any of the Assigned Contracts, any material default or event which, with notice or lapse of time or both, would constitute a default on the part of any of Seller, or to the Knowledge of Seller, any other party.

             (d) The Braun Agreement is in full force and effect and neither the Seller Parties nor, to Seller's Knowledge, Braun has been or is presently in violation of any of the provisions thereof.

         4.12 Litigation and Claims. Schedule 4.12 contains a list and brief description of any and all litigation, including any settlement thereof, to which Seller has been a party with respect to the Business or the Purchased Assets. Except as disclosed on Schedule 4.12, there is no claim, action, proceeding or investigation pending or, to the Knowledge of Seller, threatened against Seller with respect to the Business, and to the Knowledge of Seller, no event has occurred that provides a reasonable basis for a material claim, action, proceeding or investigation against Seller with respect to the Business.

         4.13 Permits.

             (a) Except as set forth in Schedule 4.13 Seller has all permits, registrations, licenses, franchises and other governmental authorizations, consents, clearances, exemptions and approvals (collectively, "Permits") used in or necessary for the ownership and operation of the Purchased Assets, including for the testing, manufacture, marketing, sale and distribution of the Devices. Except as set forth in Schedule 4.13, Seller has not received any written notification that it is in violation of any of such Permits, or any law, statute, order, rule, regulation, ordinance or judgment of any governmental or regulatory body or authority applicable to it. Seller is in compliance with all Permits and all laws, statutes, orders, rules, regulations, ordinances, or judgments of any Governmental Authority applicable to the Purchased Assets or the Business. As of the date hereof, no suspension or cancellation of any of the Permits is pending nor, to Seller's Knowledge, has any such suspension or cancellation been threatened.

             (b) Without limiting the foregoing, except as set forth in Schedule
4.13 Seller has complied with all investigational device exemption, premarket notification, and premarket approval requirements under the Federal Food, Drug, and Cosmetic Act (the "FDA Act") and the regulations of the United Stated Food and Drug Administration (the "FDA") adopted thereunder, and corresponding market authorization requirements in Canada, applicable to the Device. All such required notification and applications for Devices tested, distributed or sold by Seller in U.S. commerce, have been filed with the FDA and have been cleared or approved, as applicable, by the FDA. Any modifications to the Device have been made in accordance with applicable laws and regulations.

             (c) Seller has complied with all applicable requirements pursuant to the FDA Act or those of any other foreign, state, or local Governmental Authority relating to the premarket testing, manufacture, distribution, labeling and sale of all of the Devices distributed in commerce by Seller, including, but not limited to, compliance with all applicable FDA Quality System Regulation requirements.

             (d) All preclinical and clinical trials conducted, supervised or monitored by Seller have been conducted in full compliance with all applicable laws, regulations and requirements of any Governmental Authority, including but not limited to, FDA good clinical practice and good laboratory practice requirements. Seller has consistently obtained and maintained any necessary Institutional Review Board ("IRB") approvals of clinical trials or modifications thereto, conducted, supervised or monitored by Seller. In no clinical trial conducted, supervised or monitored by Seller has IRB approval ever been suspended, terminated, put on clinical hold or voluntarily withdrawn because of deficiencies attributed to Seller.

             (e) Except as identified in Schedule 4.13, no Governmental Authority has served any notice, warning letter, regulatory letter, Section 305 notice or any other similar communication on Seller stating that the Business was or is in violation of any law, regulation, rule, ordinance, clearance, approval, permissions, authorizations, consents, exemption, guidance or guideline, or was or is the subject of any pending, threatened or anticipated administrative or government agency investigation, proceeding, review or inquiry, or that there are circumstances currently existing which might reasonably be expected to lead to any loss of or refusal to renew any of the Permits held by Seller.

             (f) None of the Devices have been recalled or subject to FDA correction or removal requirements, and Seller has not received notice, either completed or pending, of any proceeding seeking a corrective action, recall, suspension or seizure of any Devices. Seller has not received any order, demand or other formal proceedings from any competent authority or notified body for medical devices to undertake any form of withdrawal from the market of any of the Devices.

             (g) To the Knowledge of Seller, no employees or agents of Seller have made an untrue statement of material fact to any Governmental Authority with respect to the Business or failed to disclose a material fact required to be disclosed to any Governmental Authority.

             (h) Neither Seller nor any of its agents or employees has violated or caused a violation of any federal or state health care fraud and abuse or false claims statute or regulation, including, but not limited to, the Medicare/Medicaid Anti-kickback provisions of the Social Security Act, 42 U.S.C. ss.1320a-7b(b), and the relevant regulations in 42 C.F.R. Part 1001.

             (i) Schedule 4.13 sets forth a listing of all Permits.

         4.14 Taxes. Seller has filed all Tax Returns and paid all Taxes that could become an Encumbrance on any of the Purchased Assets.

         4.15 Intellectual Property.

             (a) Contracts.

                 (i) Except for the Braun Agreement and the Assigned Agreements, the Seller in not a party to or bound by any Contract relating to the Intellectual Property, and no current or former employee of Seller and no other Person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, and including any right to royalties or other compensation, in any of the Intellectual Property, or in any application therefor.

                 (ii) All present and former employees and consultants of Seller or any Affiliate thereof who are or were involved in the design, review, evaluation or development of the Intellectual Property have executed nondisclosure and assignment of inventions agreements confirming that the rights in all Intellectual Property are held by Seller and such rights are assignable to Buyer.

                 (iii) No present or former employee or consultant of Seller has used any other Person's Trade Secrets or other information that is confidential in the course of his or her work for Seller.

             (b) Intellectual Property Necessary for the Business.

                 (i) The Seller Parties do not own any Patents, applications for Patents, registered Trademarks or registered Copyrights related to the Business. The Intellectual Property constitutes all of the intellectual property that has been used or relied upon in the operation of the Business during the past 12 months or that will be used or relied upon in the operation of the Business as it is currently contemplated to be operated. Seller has not transferred ownership of, nor granted any license with respect to, any Intellectual Property, to any other Person, or permitted Seller's rights in such Intellectual Property to lapse or enter the public domain. Seller is the owner of all right, title and interest in and to each item of the Intellectual Property, or, in the case of licensed Intellectual Property, has obtained all licenses necessary to freely use and commercially exploit the Intellectual Property, free and clear of any Encumbrances, and has the right to use all of the Intellectual Property without payment to a third party. All Intellectual Property is fully transferable, alienable or licensable by Buyer without restriction and without payment of any kind to any other Person.

                 (ii) No Intellectual Property is subject to any proceeding or outstanding order or stipulation restricting in any manner the use, transfer, or licensing thereof by Buyer, or which may adversely affect the validity, use or enforceability of such Intellectual Property.

                 (iii) There are no internet domain names used in the operation of the Business.

                 (iv) No claim is pending, or to Seller's knowledge, threatened, against Seller Parties asserting that any of the Devices or the Intellectual Property infringes or conflicts with any patent, trademark, copyright or other intellectual property right of any Person, and to Seller's Knowledge no such infringement or conflict exists..

         4.16 Transactions with Affiliates. None of the directors or officers or other Affiliates of Seller, directly or indirectly, has business arrangements or relationships of any kind with Seller with respect to the Business.

         4.17 Purchased Assets. Except general office facilities, equipment and supplies, there are no other assets, other than the Purchased Assets, used by the Business.

         4.18 Completeness and Accuracy. All information set forth on any Schedule hereto is true, correct and complete in all material respects. No representation or warranty of Seller contained in this Agreement or in any certificate delivered pursuant hereto contains or will contain an untrue statement of material fact, or omits or will omit to state any material fact necessary to make the statements made therein not misleading. All contracts, permits and other documents and instruments furnished or made available to Buyer by Seller are or will be true, complete and accurate originals or copies of originals and include all amendments, supplements, waivers and modifications thereto. There is no fact, development or threatened development (excluding general economic factors affecting business in general) that Seller has not disclosed to Buyer in writing that materially adversely affects or, so far as Seller can now foresee, may materially adversely affect, the Business or the Purchased Assets

                                    ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

         5.1 Organization. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as is now being conducted.

         5.2 Authority Relative to this Agreement. Buyer has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action required on the part of Buyer and no other proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer, and assuming that this Agreement constitutes a valid and binding agreement of Seller, constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.

         5.3 Consents and Approvals; No Violations. Neither the execution and delivery of this Agreement by Buyer nor the purchase by Buyer of the Purchased Assets pursuant to this Agreement will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of Buyer, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, (iii) require any consent, approval or waiver under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, agreement, lease or other instrument or obligation to which Buyer is a party or by which any of its assets may be bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer.

         5.4 Availability of Funds. Buyer has available sufficient funds to enable Buyer to pay the portion of the Purchase Price due on the Closing Date and to enable Buyer timely to perform all of its obligations under this Agreement.

                                    ARTICLE 6

                            COVENANTS OF THE PARTIES

         6.1 Conduct of Business Relating to the Purchased Assets. Except to the extent Buyer otherwise consents in writing, during the period from the date of this Agreement to the Closing Date, Seller shall operate the Business in the ordinary course consistent with past practice, shall use Commercially Reasonable Efforts to preserve intact the Purchased Assets and preserve the goodwill and relationships with customers, employees, suppliers and others having business dealings with it with respect thereto, shall maintain the insurance coverage described in Section 4.9 and shall comply with all applicable laws, rules and regulations relating to the Purchased Assets. Without limiting the generality of the foregoing, and, except as contemplated in this Agreement, or as required under applicable law or by any Governmental Authority, prior to the Closing Date, without the prior written consent of Buyer, Seller will not with respect to the Business or the Purchased Assets:

             (a) sell, lease (as lessor), pledge, encumber, restrict, transfer or otherwise dispose of, or grant any right with respect to, any of the Purchased Assets, other than Inventory sold, used, consumed or replaced in the ordinary course of business consistent with past practice;

             (b) modify, amend or voluntarily terminate prior to the expiration date thereof any Assigned Contract or any material Permit or waive any material default by, or release, settle or compromise any claim against, any other party thereto, other than in the ordinary course of business;

             (c) enter into any commitment or contract for the purchase or sale of goods or services that will be delivered or provided after the Closing Date except purchase and sale orders entered into in the ordinary course of business consistent with past practice and which, in the case of purchase orders, are in amounts not exceeding $10,000;

             (d) enter into any written or oral contract, agreement, commitment or arrangement with respect to any of the matters set forth in the foregoing paragraphs (a) through (c).

         6.2 Access to Information.

             (a) Between the date of this Agreement and the Closing Date, Seller will, during ordinary business hours and upon reasonable notice (i) give Buyer and its representatives reasonable access to all books, records, plants, offices and other facilities and properties constituting the Purchased Assets, (ii) permit Buyer to make such reasonable inspections thereof as Buyer may reasonably request, (iii) furnish Buyer with such financial and operating data and other information available to Seller with respect to the Business and the Purchased Assets as Buyer may from time to time reasonably request and (iv) furnish Buyer a copy of each material report, schedule or other document filed or received by Seller with respect to the Purchased Assets with any Governmental Authority having jurisdiction over the Purchased Assets; provided, however, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the Purchased Assets.

             (b) Seller agrees (i) not to release any Person (other than Buyer) from any confidentiality agreement now existing with respect to the Purchased Assets or the Business, or waive or amend any provision thereof, and (ii) to assign any rights arising under any such confidentiality agreement (to the extent assignable) to Buyer.

             (c) Except as required by law, unless otherwise agreed to in writing by Buyer, Seller shall (i) keep all Proprietary Information confidential and not disclose or reveal any Proprietary Information to any Person, and (ii) not use Proprietary Information for any purpose other than consistent with the terms of this Agreement. Seller shall continue to hold all Proprietary Information according to the same internal security procedures and with the same degree of care regarding its secrecy and confidentiality as currently applicable thereto. Seller shall notify Buyer of any unauthorized disclosure to third parties that it discovers, and shall endeavor to prevent any further such disclosures.

             (d) After the Closing Date, in the event that Seller is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Proprietary Information, Seller shall use its best efforts to provide Buyer with prompt notice of such request or requirement in order to enable Buyer to seek an appropriate protective order or other remedy, to consult with Seller with respect to taking steps to resist or narrow the scope of such request or legal process, or to waive compliance, in whole or in part, with the terms of this Section 6.2(d). Seller agrees not to oppose any action by Buyer to obtain a protective order or other appropriate remedy after the Closing Date. In the event that no such protective order or other remedy is obtained, or Buyer waives compliance with the terms of this Section 6.2(d), Seller shall furnish only that portion of the Proprietary Information which Seller is advised by counsel is legally required. In any such event, Seller shall use its Commercially Reasonable Efforts, but at Buyer' s expense, to ensure that all Proprietary Information that is so disclosed will be accorded confidential treatment.

         6.3 Expenses. Except to the extent specifically provided herein, whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Party incurring such costs and expenses.

         6.4 Further Assurances; Cooperation.

             (a) Subject to the terms and conditions of this Agreement, each of the Parties hereto will use Commercially Reasonable Efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the sale of the Purchased Assets pursuant to this Agreement, including without limitation using Commercially Reasonable Efforts to ensure satisfaction of the conditions precedent to each Party's obligations hereunder. Neither of the Parties hereto will take or fail to take any action which would reasonably be expected to prevent or materially impede, interfere with or delay the transactions contemplated by this Agreement.

             (b) From time to time after the Closing Date, without further consideration, Seller will, at Buyer's expense, execute and deliver to Buyer such documents as Buyer may reasonably request in order to more effectively consummate the sale and purchase of the Purchased Assets or to more effectively vest in Buyer good and marketable title to the Purchased Assets subject to the Permitted Encumbrances. From time to time after the Closing Date, without further consideration, Buyer will, at Seller's expense, execute and deliver to Seller such documents as Seller may reasonably request in order to evidence Buyer's assumption of the Assumed Liabilities and Obligations.

             (c) To the extent that Seller's rights under any Contract may not be assigned without the consent of another Person which consent has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller, at its expense, shall use Commercially Reasonable Efforts to obtain any such required consent as promptly as possible. Seller and Buyer agree that if any consent to an assignment of any Contract shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer's rights and obligations under the applicable Contract so that Buyer would not in effect acquire the benefit of all such rights and obligations, Seller, to the maximum extent permitted by law and such Contract, shall after the Closing appoint Buyer to be Seller's representative and agent with respect to such Contract, and Seller shall, to the maximum extent permitted by law and such Contract, enter into such reasonable arrangements with Buyer as are necessary to provide Buyer with the benefits and obligations of such Contract. Seller and Buyer shall cooperate and shall each use Commercially Reasonable Efforts after the Closing to obtain an assignment of such Contract to Buyer.

         6.5 Public Statements. Except as required by law or any stock market rule, the Parties shall consult with each other before issuing any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby and shall not issue any such public announcement, statement or other disclosure prior to such consultation and agreement on the contents thereof.

         6.6 Consents and Approvals. Seller and Buyer shall cooperate with each other and (i) promptly prepare and file all necessary documentation, (ii) effect all necessary applications, notices, petitions and filings and execute all agreements and documents, (iii) use Commercially Reasonable Efforts to obtain the transfer or reissuance to Buyer of all Transferable Permits, and (iv) use Commercially Reasonable Efforts to obtain all necessary consents, approvals and authorizations of all other parties, necessary or advisable to consummate the transactions contemplated by this Agreement or required by the terms of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument to which Seller or Buyer is a party or by which any of them is bound.

         6.7 Fees and Commissions. Seller Parties and Buyer each represent and warrant to the other that no broker, finder or other Person is entitled to any brokerage fees, commissions or finder's fees in connection with the transaction contemplated hereby by reason of any action taken by the Party making such representation. Seller and Buyer will pay to the other or otherwise discharge, and will indemnify and hold the other harmless from and against, any and all claims or liabilities for all brokerage fees, commissions and finder's fees incurred by reason of any action taken by the indemnifying party.

         6.8 Tax and Audit Matters.

             (a) All transfer and sales taxes incurred in connection with this Agreement and the transactions contemplated hereby shall be borne equally by Buyer and Seller. The Parties will cooperate in the filing of all necessary Tax Returns and other documentation with respect to all such transfer or sales taxes.

             (b) Buyer and Seller shall provide each other with such assistance as may reasonably be requested by the other Party in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each will retain and provide the requesting Party with any records or information which may be relevant to such return, audit or examination, proceedings or determination.

             (c) Seller will cooperate with Buyer in connection with any audit of the financial statement of the Business as may be required or be desired by the Buyer by reason of applicable rules of the Securities and Exchange Commission. The foregoing shall include providing customary letters from Seller's officers and counsel.

         6.9 Notification of Changes. Prior to the Closing Date, each Party will promptly advise the other in writing with respect to any matter arising after execution of this Agreement which, if existing or occurring at the date of this Agreement, would have been required to be set forth in this Agreement, including any of the Schedules hereto. Nothing contained herein shall relieve Seller or Buyer of any breach of representation, warranty or covenant under this Agreement existing as of the date hereof or any subsequent date as of which such representation, warranty or covenant shall have been made.

         6.10 Noncompetition and Nonsolicitation.

              (a) Noncompetition. From the Closing Date until the fourth (4th) anniversary thereof (the "Noncompete Period"), except with Buyer's prior written consent, each of Seller and Mr. Luther will not, and each will cause its Affiliates not to, directly or indirectly own, manage, operate, join, control, finance or otherwise participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, principal, agent, representative, consultant, investor, owner, partner, manager, joint venturer or otherwise with, or permit its name to be used by or in connection with, any business or enterprise engaged in the business of developing, manufacturing, marketing, selling or distributing of Huber safety needles devices within the United States of America.

              (b) Nonsolicitation. During the Noncompete Period, each of Seller and Mr. Luther will not, and each will cause its Affiliates not to, directly or indirectly call on or solicit for the purpose of diverting or take away from Buyer the safety Huber needle business (including, without limitation, by divulging to any competitor or potential competitor of Buyer in the safety Huber needle business the name of) of any person, firm, corporation or other entity who or which on the Closing Date was, or at any time during the two years preceding the Closing Date had been, a customer of the Business or whose identity was Known to Seller on the Closing Date as one whom or which the Business intended to solicit within the succeeding year. Nothing contained in this Section 6.10(b) shall be deemed to limit or impair, or be limited or impaired by, the provisions of Section 6.10(a).

              (c) Remedies for Breach. Seller Parties acknowledge that (i) the provisions of this Section 6.10 are reasonable and necessary to protect the legitimate interests of Buyer, that any violation of this Section 6.10 will result in irreparable injury to Buyer and that damages at law would not be reasonable or adequate compensation to Buyer for a violation of this Section 6.10, and (ii) Buyer shall be entitled to have the provisions of this Section
6.10 specifically enforced by preliminary and permanent injunctive relief without the necessity of proving actual damages and without posting bond or other security, as well as to have an equitable accounting of all earnings, profits and other benefits arising out of any violation of this Section 6.10. If the provisions of this Section 6.10 should ever be deemed to exceed the time, geographic, product or other limitations permitted by applicable law, then such provisions shall be deemed reformed to the maximum time, geographic, product or other limitations permitted by law. If a breach of this Section 6.10 occurs, the running of the Noncompete Period shall be tolled during the time of such violation and shall not continue to run until such violation has been fully and finally cured.

              (d) Braun Agreement. Seller's and Mr. Luther's provision of consulting services pursuant to the Braun Agreement shall not be considered competition with Buyer or a violation of any term of this Agreement.

         6.11 Registration Requirements.

              (a) Promptly, but not later than 45 days after, the delivery of the Common Stock to Seller pursuant to Section 3.2(c), Buyer shall prepare and file a registration statement (the "Registration Statement") with the SEC under the Securities Act to register the offer and resale of such Common Stock (the "Registrable Securities"), and shall use its Commercially Reasonable Efforts to cause such Registration Statement to become effective promptly thereafter.

              (b) Buyer shall pay all Registration Expenses (as defined below) in connection with any registration of the Registrable Securities, and Seller shall pay all Selling Expenses (as defined below) and other expenses that are not Registration Expenses relating to the Registrable Securities. "Registration Expenses" shall mean all expenses incurred by Buyer in complying with the registration provisions herein described, including, without limitation, all registration, qualification and filing fees, printing expenses, accounting fees and fees and disbursements of counsel for Buyer. "Selling Expenses" shall mean all selling commissions and stock transfer taxes applicable to the Registrable Securities and all fees and disbursements of counsel for Seller.

              (c) Buyer will use its commercially reasonable efforts to: (i) keep such registration effective until the earlier of (A) 90 days after the date such Registration Statement is declared effective, (B) such date as all of the Registrable Securities have been resold pursuant to a Registration Statement, or
(C) such date as all Registrable Securities may be sold pursuant to Rule 144(k) of the Securities Act (or any successor rule); (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement, including the prospectus which is part of the Registration Statement, as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the Registrable Securities; and (iii) furnish such number of copies of the prospectus as Seller from time to time may reasonably request.

              (d) Notwithstanding the foregoing, Seller hereby acknowledges that there may occasionally be times when Buyer may for valid corporate reasons (such as to prevent premature disclosure of Buyer information or because of Buyer's own financing activities) delay filing or effectiveness of a Registration Statement or suspend the use of the prospectus which forms a part of the Registration Statement until such time as an amendment to such Registration Statement has been filed by Buyer and declared effective by the SEC or until Buyer has amended or supplemented such prospectus. Seller covenants that it will not sell any Registrable Securities during the period commencing at the time at which Buyer gives Seller notice of the suspension of the use of the prospectus and ending at the time the Buyer gives the Seller notice that Seller may thereafter effect sales pursuant to said prospectus. Buyer will endeavor to minimize the length of any delay or suspension.

              (e) Seller shall provide to Buyer such information regarding its ownership of Registrable Securities and plan of distribution as shall be required for the preparation and filing of the Registration Statement.

         6.12 Use of "Luther" etc. Seller, and, to the extent he has any interest therein, Mr. Luther, grant to Buyer an irrevocable fully-paid license to use the names "Luther," "Luther Huber Safety Needle" and, to the extent that it may appear on any existing packaging or literature of Seller, Seller's corporate name, in connection with the sale of safety Huber needle devices of the type sold by Seller prior to the Closing; provided, however, that such license may be terminated if the Buyer materially alters such design.

         6.13 Amsino Settlement Agreement. (a) Buyer acknowledges that Seller is negotiating a settlement of litigation with Amsino, Seller's former manufacturer. Seller will at any time upon request furnish information regarding the status of such litigation and settlement negotiation as Buyer may reasonably request and will furnish a copy of any proposed settlement agreement to Buyer for review at least 10 days prior to the execution thereof and use its best efforts to incorporate Buyer's reasonable comments. Without Buyer's prior written consent, Seller will not enter into any settlement that would:

                  (i) allow Amsino to sell existing inventory except in the People's Republic of China strictly for use therein;

                  (ii) allow use of the name "Luther" or any variation thereof or fail to provide affirmatively for the removal of any such name from all product and packaging;

                  (iii) fail to provide for the return to Seller of all molds related to Luther safety Huber needles and confidential or proprietary information, designs, drawings and other materials and intellectual property of Seller (which Seller will then deliver to Buyer).

              (b) Seller will assign to Buyer the right to enforce the provisions of any settlement agreement that may affect Buyer.

         6.14 Performance of Sublicense. Seller Parties will carry out and perform in all respects their obligations under the Sublicense Agreement for so long as it shall be in effect.

                                    ARTICLE 7

                                   CONDITIONS

         7.1 Conditions to Obligations of Buyer. The obligation of Buyer to purchase the Purchased Assets and to consummate the other transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

              (a) No preliminary or permanent injunction or other order or decree by any federal or state court or Governmental Authority which prevents the consummation of the sale of the Purchased Assets contemplated herein shall have been issued and remain in effect and no proceeding therefor shall be pending or threatened;

             (b) Seller shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement which are required to be performed and complied with by Seller on or prior to the Closing Date;

             (c) The representations and warranties of Seller Parties set forth in this Agreement that are qualified by materiality shall be true and correct in all respects as of the Closing Date, and all other representations and warranties shall be true and correct in all material respects as of the Closing Date, in each case as though made at and as of the Closing Date;

             (d) Buyer shall have received a certificate of the Seller Parties, dated the Closing Date, to the effect set forth in Section 7.1(b) and (c);

             (e) All consents and approvals for the consummation of the sale of the Purchased Assets contemplated hereby required under the terms of any agreement to which Seller is party or by which Seller, or any of the Purchased Assets, may be bound, shall have been obtained;

             (f) Seller shall have delivered, or caused to be delivered, to Buyer at the Closing, Seller's closing deliveries described in Section 3.5 and, to the extent applicable, possession of the Purchased Assets;

             (g) Since the date of this Agreement, no Material Adverse Effect shall have occurred;

             (h) Braun shall have consented in writing to the Sublicense, such consent to be in the form furnished by Buyer to Seller or otherwise satisfactory to Buyer; and

             (i) The FDA shall have issued without condition its approval of Seller's 510(k) application applicable to the Devices submitted on or about February 27, 2004.

         7.2 Conditions to Obligations of Seller. The obligation of Seller to sell the Purchased Assets and to consummate the other transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

             (a) No preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the sale of the Purchased Assets contemplated herein shall have been issued and remain in effect and no proceeding therefor shall be pending or threatened;

             (b) Buyer shall have performed and complied with in all material respects the covenants and agreements contained in this Agreement which are required to be performed and complied with by Buyer on or prior to the Closing Date;

             (c) The representations and warranties of Buyer set forth in this Agreement that are qualified by materiality shall be true and correct in all respects as of the Closing Date and all other representations and warranties shall be true and correct in all material respects as of the Closing Date, in each case as though made at and as of the Closing Date;

             (d) Seller shall have received a certificate of Buyer signed by an authorized officer of Buyer, dated the Closing Date, to the effect set forth in Sections 7.2(b) and (c); and

             (e) Buyer shall have delivered, or caused to be delivered, to Seller at the Closing, Buyer's closing deliveries described in Section 3.6 and the Additional Consideration payable on the Closing Date pursuant to Section 3.2(c).

                                    ARTICLE 8

                                 INDEMNIFICATION

         8.1 Indemnification.

             (a) Buyer shall indemnify, defend and hold harmless Seller, its officers, directors, employees, shareholders, Affiliates and agents (each, a "Seller Indemnitee") from and against any and all claims, demands, suits, losses, liabilities, damages, obligations, payments, costs and expenses (including, without limitation, the costs and expenses of any and all actions, suits, proceedings, assessments, judgments, settlements and compromises relating thereto and reasonable attorneys' fees and reasonable disbursements in connection therewith) (each, an "Indemnifiable Loss"), asserted against or suffered by any Seller Indemnitee relating to, resulting from or arising out of
(i) any breach by Buyer of any of its representations, warranties or covenants contained in this Agreement, (ii) any of the Assumed Liabilities and Obligations, or (iii) any Third Party Claims against a Seller Indemnitee arising out of or in connection with Buyer's ownership or operation of Purchased Assets after the Closing Date.

             (b) Seller Parties shall, jointly and severally, indemnify, defend and hold harmless Buyer, its officers, directors, members, employees, shareholders, Affiliates and agents (each, a "Buyer Indemnitee") from and against any and all Indemnifiable Losses asserted against or suffered by any Buyer Indemnitee relating to, resulting from or arising out of (i) any breach by any Seller Party of any of its representations, warranties or covenants contained in this Agreement, (ii) any of the Excluded Liabilities, (iii) any Third Party Claims against a Buyer Indemnitee arising out of or in connection with Seller's ownership or operation of the Purchased Assets or the Business on or prior to the Closing Date including, without limitation, any Third Party Claims arising out of or related to the License Agreement dated as of July 6, 2001 between Seller's predecessor and Amsino or (iv) any other matters expressly agreed upon in writing by Seller Parties and Buyer with reference to this clause 8.1(b)(iv) to be subject to indemnification by Seller Parties.

             (c) The expiration of any representation or warranty shall not affect a Party's obligations under this Section 8.1 if the Person entitled to indemnification hereunder (the "Indemnitee") provided the Party required to provide indemnification under this Agreement (the "Indemnifying Party") with proper notice of the claim or event for which indemnification is sought prior to such expiration.

         8.2 Defense of Claims.

             (a) If any Indemnitee receives notice of the assertion of any claim or of the commencement of any claim, action, or proceeding made or brought by any Person who is not a Party to this Agreement (a "Third Party Claim") with respect to which indemnification is to be sought from an Indemnifying Party, the Indemnitee shall give such Indemnifying Party prompt written notice thereof, but in any event such notice shall not be given later than fifteen (15) calendar days after the Indemnitee' s receipt of notice of such Third Party Claim. Such notice shall describe the nature of the Third Party Claim in reasonable detail and shall indicate the estimated amount, if practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party will have the right to participate in or, by giving written notice to the Indemnitee, to elect to assume the defense of any Third Party Claim at such Indemnifying Party's expense and by such Indemnifying Party's own counsel, provided that the counsel for the Indemnifying Party who shall conduct the defense of such Third Party Claim shall be reasonably satisfactory to the Indemnitee. The Indemnitee shall cooperate in good faith in such defense at such Indemnitee's own expense. If an Indemnifying Party elects not to assume the defense of any Third Party Claim, the Indemnitee may compromise or settle such Third Party Claim over the objection of the Indemnifying Party, which settlement or compromise shall conclusively establish the Indemnifying Party's liability pursuant to this Agreement.

             (b) If, within fifteen (15) calendar days after an Indemnitee provides written notice to the Indemnifying Party of any Third Party Claims, the Indemnitee receives written notice from the Indemnifying Party that such Indemnifying Party has elected to assume the defense of such Third Party Claim as provided in Section 8.2 (a), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that if the Indemnifying Party shall fail to take reasonable steps necessary to defend diligently such Third Party Claim within fifteen (15) calendar days after receiving notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps, the Indemnitee may assume its own defense and the Indemnifying Party shall be liable for all reasonable expenses thereof. Without the prior written consent of the Indemnitee, the Indemnifying Party shall not enter into any settlement of any Third Party Claim which would lead to liability or create any financial or other obligation on the part of the Indemnitee.

             (c) Any claim by an Indemnitee on account of an Indemnifiable Loss which does not result from a Third Party Claim (a "Direct Claim") shall be asserted by giving the Indemnifying Party written notice thereof, stating the nature of such claim in reasonable detail and indicating the estimated amount, if practicable, and the Indemnifying Party shall have a period of thirty (30) calendar days within which to respond to such Direct Claim. If the Indemnifying Party does not respond within such thirty (30) calendar day period, the Indemnifying Party shall be deemed to have accepted such claim. If the Indemnifying Party rejects such claim, the Indemnitee will be free to seek enforcement of its right to indemnification under this Agreement.

             (d) A failure to give timely notice as provided in this Section 8.2 shall not affect the rights or obligations of any Party hereunder except if, and only to the extent that, as a result of such failure, the Party which was entitled to receive such notice was actually prejudiced as a result of such failure.

         8.3 Survival of Representations, Warranties, Covenants and Obligations.

             (a) The representations and warranties given or made by each Party to this Agreement or in any certificate or other writing furnished in connection herewith shall survive the Closing for a period of three (3) years after the Closing Date and shall thereafter terminate and be of no further force or effect, except that (a) all representations and warranties relating to Taxes and Tax Returns shall survive the Closing for the period of the applicable statutes of limitation plus any extensions or waivers thereof (b) the representations and warranties contained in Section 4.7 will survive indefinitely and (c) any representation or warranty as to which a claim (including without limitation a contingent claim) shall have been asserted prior to the expiration of such representation or warranty shall continue in effect with respect to such claim until such claim shall have been finally resolved or settled. Each Party shall be entitled to rely upon the representations and warranties of the other Party or Parties set forth herein, notwithstanding any investigation or audit conducted before or after the Closing Date or the decision of any Party to complete the Closing.

             (b) The covenants and obligations of Seller and Buyer set forth in this Agreement, including without limitation the indemnification obligations of the Parties under this Article 8, shall survive the Closing indefinitely in accordance with their terms.

         8.4 Escrow. In order to provide a source of funds to secure the indemnification obligations of Seller Parties under this Article 8, Seller Parties and Buyer agree that on the Closing Date the sum of $2,000,000 shall be deposited with the Escrow Agent to be held and disbursed as provided in the Escrow Agreement.

                                    ARTICLE 9

                                   TERMINATION

         9.1 Termination.

             (a) This Agreement may be terminated at any time prior to the Closing Date by mutual written consent of Seller Parities and Buyer.

             (b) This Agreement may be terminated by Seller Parties or Buyer, if
(i) any Federal or state court of competent jurisdiction shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Closing, and such order, judgment or decree shall have become final and nonappealable or (ii) any statute, rule, order or regulation shall have been enacted or issued by any Governmental Authority which, directly or indirectly, prohibits the consummation of the Closing or (iii) the Closing contemplated hereby shall have not occurred on or before April 30, 2004 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 9.1(b) (iii) shall not be available to a Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

             (c) This Agreement may be terminated by Buyer if there has been a material violation or breach by Seller of any covenant, representation or warranty contained in this Agreement and such violation or breach is not cured by the earlier of the Closing Date or the date ten (10) days after receipt by Seller of notice specifying such violation or breach, and such violation or breach has not been waived by Buyer.

             (d) This Agreement may be terminated by Seller Parties if there has been a material violation or breach by Buyer of any covenant, representation or warranty contained in this Agreement and such violation or breach is not cured by the earlier of the Closing Date or the date ten (10) days after receipt by Buyer of notice specifying such violation or breach, and such violation or breach has not been waived by Seller Parties.

         9.2 Procedure and Effect of Termination. In the event of termination of this Agreement by either or all of the Parties pursuant to this Article 9, written notice thereof shall forthwith be given by the terminating Party to the other Party. If this Agreement is terminated pursuant to any of Sections 9.1(a) or (b), the obligations of the Parties hereunder will terminate, except as otherwise expressly provided in this Agreement, and thereafter neither Party shall have any recourse against the other by reason of this Agreement. In the event that this Agreement is terminated by a Party for a breach of any material representation, warranty, covenant or other agreement contained herein, and provided that the terminating Party is not then in breach of any material representation, warranty, covenant or other agreement contained herein, in addition to any rights or remedies provided by law, the breaching Party shall be liable to the terminating party for all fees, expenses and disbursements, including the fees and expenses of counsel, accountants and other experts, incurred by the terminating party in connection with the subject matter of this Agreement.

                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS

         10.1 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of Seller Parties and Buyer.

         10.2 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the Parties to comply with any obligation, covenant, agreement or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver of such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent failure to comply therewith.

         10.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given and effective if delivered personally or by facsimile transmission, or mailed by overnight courier or registered or certified mail (return receipt requested), postage prepaid, to the recipient Party at its address (or at such other address or facsimile number for a Party as shall be specified by like notice; provided, however, that notices of a change of address shall be effective only upon receipt thereof):

              (a) If to Buyer, to:

                  The Med-Design Corporation
                  2810 Bunsen Avenue
                  Ventura, CA 93003
                  FAX: (805) 339-9751

                  with a copy to:

                  Joseph N. Bongiovanni, III
                  121 S. Broad Street
                  Suite 1700
                  Philadelphia, PA 19107
                  FAX: (215) 790-0032

              (b) if to Seller or Mr. Luther, to:

                  Luther Needlesafe Products, Inc.
                  3199 Airport Loop Drive
                  Suite E
                  Costa Mesa, CA 92626
                  Attention: Joseph Antonucci

                  with a copy to:

                  Michael Shaff
                  Falk & Shaff, LLP
                  18881 Von Karman Avenue
                  Suite 1400
                  Irvine, CA 92612
                  FAX: (949)-660-7799

         10.4 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto without the prior written consent of the other Party, such consent not to be unreasonably withheld. Notwithstanding the foregoing, Buyer may assign its rights, interests and obligations hereunder, or cause the Purchased Assets to be conveyed, to one or more Affiliates, but no such assignment shall relieve Buyer of performance of its obligations hereunder.

         10.5 No Third Party Beneficiary. This Agreement is not intended to confer upon any other Person except the Parties hereto any rights, interests, obligations or remedies hereunder.

         10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of California (without giving effect to conflict of law principles) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

         10.7 Arbitration of Disputes. Except as otherwise provided herein, any controversy or claim arising out of or relating to this Agreement or any related agreement shall be settled by arbitration in accordance with the following provisions:

              (a) The agreement of the Parties to arbitrate covers all disputes of every kind relating to or arising out of this Agreement or any related agreement, as well as any claim for indemnification. In addition, the arbitrator selected according to procedures set forth below shall determine the arbitrability of any matter brought to it, and the arbitrator's decision shall be final and binding on the Parties.

              (b) The forum for the arbitration shall be Los Angeles, California.

              (c) The governing law for the arbitration shall be the law of the State of California, without reference to its conflicts of laws provisions.

              (d) There shall be a single arbitrator. Unless the parties are able to agree on a single arbitrator within thirty 30 days after the initiation of an arbitration proceeding, the arbitrator shall be selected in accordance with the rules and procedures of the Judicial Arbitration and Mediation Services ("JAMS").

              (e) The arbitration shall be administered by JAMS.

              (f) The rules of arbitration shall be the rules and procedures of JAMS as modified by any other instructions that the Parties may agree upon at the time, except that each Party shall have the right to conduct discovery in any manner and to the extent authorized by the Federal Rules of Civil Procedures as interpreted by the federal courts. If there is any conflict between those Rules and the provisions of this section, the provisions of this section shall prevail.

              (g) The arbitrator shall be bound by and shall strictly enforce the terms of this Agreement or any related agreement and may not limit, expand or otherwise modify its terms. The arbitrator shall make a good faith effort to apply substantive applicable law, but an arbitration decision shall not be subject to review because of errors of law. The arbitrator shall be bound to honor claims of privilege or work-product doctrine recognized at law, but the arbitrator shall have the discretion to determine whether any such claim of privilege or work product doctrine applies.

              (h) The arbitrator's decision shall provide a reasoned basis for the resolution of each dispute and for any award.

              (i) Each party shall bear its own fees and expenses with respect to the arbitration and any proceeding related thereto and the parties shall share equally the fees and expenses of JAMS, except that the arbitrator may allocate all costs of the arbitration and reasonable attorneys' fees of the prevailing Party against the Party who did not prevail.

              (j) The arbitrator shall have power and authority to award any remedy or judgment that could be awarded by a court of law in California. The award rendered by arbitration shall be final and binding upon the parties and judgment upon the award may be entered in any court of competent jurisdiction.

              (k) Nothing herein shall preclude any Party from seeking specific performance or injunctive or other equitable relief in a court of competent jurisdiction.

         10.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.9 Severability. Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.10 Interpretation. The articles, section and schedule headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.

         10.11 Schedules and Exhibits. Except as otherwise provided in this Agreement, all Exhibits and Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement.

         10.12 Entire Agreement. This Agreement, including the Exhibits, Schedules, documents, certificates and instruments referred to herein, embody the entire agreement and understanding of the Parties hereto in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to the transactions contemplated hereby.

               IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed as of the date first above written.

                                      THE MED-DESIGN CORPORATION


                                      By: /s/  James M. Donegan
                                          --------------------------------------
                                          Name:  James M. Donegan
                                          Title: Chairman of the Board and
                                                 Chief Executive Officer


                                      LUTHER NEEDLESAFE PRODUCTS, INC.


                                      By: /s/  Joseph G. Antonucci
                                          --------------------------------------
                                          Name:  Joseph G. Antonucci
                                          Title: President


                                          /s/  Ronald B. Luther
                                          --------------------------------------
                                                     RONALD B. LUTHER.

                                    EXHIBIT A
            FORM OF BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT


                  BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT dated April 1, 2004 between Luther Needlesafe Products, Inc., a California corporation ("Seller"), and The Med-Design Corporation, a Delaware corporation ("Buyer").

                              W I T N E S S E T H:
                              -------------------

                  WHEREAS, by an Asset Purchase Agreement dated as of April 1, 2004 (the "Agreement") between Buyer and Seller and Ron Luther, controlling shareholder of Seller, Seller agreed to sell to Buyer the assets, properties and rights described and referred to in Section 2.1 of the Agreement and Buyer agreed to assume certain liabilities and obligations of Seller described and referred to in Section 2.3 of the Agreement;

                  WHEREAS, Seller is executing and delivering this instrument for the purpose of selling and assigning to and vesting in Buyer all of Seller's right, title and interest in and to the Purchased Assets and Buyer is executing and delivering this instrument in order to confirm to Seller Buyer's assumption of the Assumed Liabilities and Obligations;

                  NOW, THEREFORE, in consideration of the Purchase Price and other good and valuable consideration, and intending to be legally bound hereby, the parties hereto agree as follows (capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement):

                  1. Seller hereby grants, sells, conveys, assigns, transfers, sets over to, and vests in Buyer, its successors and assigns, all of Seller's right, title and interest, legal and equitable, in and to all of the Purchased Assets, including, without limitation, all of its rights and privileges under or otherwise in respect of any contracts, commitments, leases and other agreements that are part of the Purchased Assets to have and to hold the same, including the appurtenances thereof, unto Buyer, its successors and assigns, forever, to its and their own proper use and behoof; and Seller hereby warrants title to the Purchased Assets unto Buyer to the extent represented and warranted in the Agreement.

                  2. Buyer hereby assumes and shall hereafter perform, pay and discharge the Assumed Liabilities and Obligations as set forth and to the extent provided in the Agreement.

                  3. Nothing in this instrument, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm or corporation other than Seller and Buyer and their respective successors and assigns any remedy or claim under or by reason of this instrument or any term, covenant or condition hereof, and all of the terms, covenants, conditions, promises and agreements contained in this instrument shall be for the sole and exclusive benefit of Seller and Buyer and their respective successors and assigns.

                  4. Neither the making nor the acceptance of this instrument shall enlarge, restrict or otherwise modify the terms of the Agreement or constitute a waiver or release by Seller or Buyer of any liabilities, duties or obligations imposed upon each of them by the terms of the Agreement, including, without limitation the representations, warranties, liabilities and obligations of Buyer and Seller as well as other provisions that the Agreement provides shall survive the date hereof.

                  5. This instrument is being executed by Seller and Buyer and shall be binding upon Seller and Buyer, and their respective successors and assigns, for the uses and purposes above set forth, and shall be effective as of the date hereof.

                  6. This instrument shall be governed by and enforced in accordance with the laws of the State of California.


                  IN WITNESS WHEREOF, Seller and Buyer have caused this Bill of Sale, Assignment and Assumption Agreement to be duly executed on the date first above written.

                                         LUTHER NEEDLESAFE PRODUCTS, INC.


                                         By:____________________________________
                                            Name:
                                            Title:


                                         THE MED-DESIGN CORPORATION


                                         By:____________________________________
                                            Name:
                                            Title:

                                    EXHIBIT B
                          FORM OF CONSULTING AGREEMENT

                              CONSULTING AGREEMENT
                              --------------------

         This Consulting Agreement (the "Agreement") is made on this 1st day of April, 2004, by and between The Med-Design Corporation, a Delaware corporation (the "Company"), and Luther Needlesafe Products, Inc., having an address at 3199 Airport Loop Drive, Suite E, Costa Mesa, California 92626 (the "Consultant" or "Luther Needlesafe").

         WHEREAS, the Company has entered into our Asset Purchase Agreement dated as of April 1, 2004 (the "Purchase Agreement") with Luther Needlesafe and Ronald B. Luther ("Mr. Luther") to purchase assets of Consultant related to safety Huber needle devices; and

         WHEREAS, the Company and the Consultant desire to enter into this Agreement in order to set forth the terms and conditions pursuant to which the Consultant will provide consulting services to the Company, and the Consultant will agree to assign any intellectual property rights that the Consultant conceives or invents related to the safety Huber needle devices during the term of this Agreement.

         NOW, THEREFORE, in consideration of the covenants and conditions set forth in this Agreement, the parties, intending to be legally bound, agree as follows:

         1. Consulting Arrangement. The Company hereby retains the Consultant as consultant to the Company to perform the consulting services in accordance with the terms and conditions hereinafter set forth.

         1.1 Consulting Term. The consulting term (the "Consulting Term") shall begin on the date hereof shall continue for a period of four (4) years, subject to the provisions for earlier termination thereof set forth in Section 4 of this Agreement.

         1.2 Duties and Responsibilities.

             (a) During the Consulting Term, the Consultant shall provide such consulting services to the Company as may be reasonably requested from time to time by the Company relating to the development, improvement, manufacturing, licensing and sale of the safety Huber needle devices (collectively, the "Consulting Services"). The Consultant shall at all times during the Consulting Term be an independent contractor.

             (b) During the Consulting Term, the Consultant shall at all times comply with policies and procedures adopted by the Company for consultants to the Company, including, without limitation, any procedures and policies adopted by the Company regarding conflicts of interest.

             (c) The Consultant represents to the Company that neither it nor Mr. Luther is currently subject or a party to (and agrees that neither it nor Mr. Luther will at any time prior to the termination of the Consulting Term become subject or a party to) any non-competition covenant, non-disclosure agreement or other agreement, covenant, understanding or restriction which would prohibit the Consultant from executing this Agreement and performing fully his duties and responsibilities hereunder, or which would in any manner, directly or indirectly, limit or affect the duties and responsibilities which may now or in the future during the Consulting Term be assigned to the Consultant by the Company in accordance with this Agreement.

             (d) The Consultant will make available the personal consulting services of Mr. Luther, Joseph Antonucci ("Mr. Antonucci"), and John Muri ("Mr. Muri"), for as long as they are employees of or consultants to or otherwise available to the Consultant. The Consultant will use its best efforts to retain the personal services of Mr. Luther, Mr. Antonucci and Mr. Muri in order to enable it to perform its services hereunder.

             (e) The Company acknowledges and waives any objection to the consulting services that the Consultant and Mr. Luther are required to provide to B. Braun Medical, Inc. pursuant to the Patent Assignment and Consulting Agreement dated as of April 2, 2001 among the Consultant, Mr. Luther and B. Braun Medical, Inc.

         1.3 Extent of Service. During the Consulting Term, the Consultant shall devote such time, attention and energy as is necessary to fulfill its duties and responsibilities as a consultant under Section 1.2 hereof; provided that it shall not be required to provide more than 300 hours of Consulting Services in any 12-month period and no more than 30 hours in any one-month period.

         1.4 Consulting Compensation. The Company shall pay the Consultant for the Consulting Services $100,000 per year, to be paid in monthly in arrears in installments of $8,333.33 each, due on the same day of each month as the day on which this Agreement is dated ("Consulting Compensation").

         1.5 Out-of-Pocket Expenses. The Company shall reimburse the Consultant for all of the Consultant's out-of-pocket expenses reasonably incurred by the Consultant with respect to the Consulting Services after the Company's receipt of appropriate documentation from the Consultant of such expenses. Expenses will require advance approval in accordance with the Company's normal policies.

         2. Confidential Information, Assignment of Rights and Covenant Not to Compete.

         2.1 Company Confidential Information. The Consultant recognizes and acknowledges that it has had, and by reason of its services as a consultant after the date hereof may continue to have, access to confidential information of the Company, including, without limitation, trade secrets, information relating to products, research, developments, inventions or other technical data ("Confidential Information"). The Consultant acknowledges that such Confidential Information is a valuable and unique asset and covenants that neither it nor its employees, agents or consultants will, during or after the Consulting Term, disclose any such Confidential Information to any person for any reason whatsoever (except as the Consultant's duty as a consultant of the Company may require) without the prior written authorization of the Company, unless such information is in the public domain through no fault of the Consultant or except as may be required by law or use any such Confidential Information except for the purpose of performing Consulting Services hereunder.

         2.2 Third Party Confidential Information. The Consultant recognizes that it may have received, and during the Consulting Term the Company may receive, from third parties their confidential or proprietary information subject to a duty on Luther Needlesafe's or the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the Consulting Term, the Consultant shall hold all such confidential or proprietary information in confidence and shall not disclose it to any person or entity or use it except as consistent with the Company's agreements with such third parties.

         2.3 Assignment of Intellectual Property Rights. (a) The Consultant recognizes that the Confidential Information and Inventions (as defined below) shall be the sole property of the Company, and the Company shall be the sole owner of all Rights (as defined below). The Consultant hereby assigns to the Company all Rights that he may have or acquire and any other rights that it may have pertaining to the Confidential Information or Inventions.

             (b) For purposes of this Agreement, the term "Rights" means all patents, trademarks, service marks and copyrights, and other rights pertaining to Confidential Information, Inventions, or both. In addition, for purposes of this Agreement, the term "Inventions" means all discoveries, developments, designs, improvements, inventions, formula, processes, techniques, know-how, negative know-how, data, research, and technical data (whether or not patentable or registrable under patent, copyright or similar statutes and including all rights to obtain, register, perfect, and enforce those proprietary interests) that are developed, made, conceived or acquired during the term of this Agreement and are related to or useful in the Company's present or future business related to the marketing, development, production or sale of safety Huber needle devices.

         2.4 Enforcement of Intellectual Property Rights. (a) The Consultant agrees to assist the Company or any person designated by it in every proper way (but at the Company's expense) to obtain and from time to time enforce the Rights, including registrations and applications for patents, copyrights, mask work rights, or other intellectual property rights, in any and all countries.

             (b) The Consultant agrees to execute all documents for use in applying for, registering, obtaining, and enforcing the Rights as the Company may desire, together with any assignments of such Rights to the Company or persons designated by it. The Consultant agrees that its obligation to assist the Company or any person designated by it in obtaining and enforcing the Rights shall continue beyond the cessation of his engagement as a consultant by the Company, but the Company shall compensate Consultant at a reasonable rate after the cessation of this engagement for time actually spent at the Company's request for such assistance. If the Company is unable, after reasonable effort, to secure the signature of the Consultant or any employee, agent or consultant of the Consultant on any document or documents needed to apply for or enforce any Rights, whether because of his physical or mental incapacity or for any other reason whatsoever, the Consultant irrevocably designates and appoints the Company and its duly authorized officers and agents as his agents and attorneys-in-fact to act for and in his behalf and stead in the execution and filing of any such application and in furthering the application for and enforcement of Rights, with the same legal force and effect as if such acts were performed by the Consultant.

         2.5 Disclosure of all Inventions. The Consultant agrees to promptly disclose to the Company all Inventions made or conceived or reduced to practice or learned by the Consultant, either alone or jointly with others during the period of its engagement hereunder. To facilitate the complete and accurate disclosures described above, the Consultant shall maintain complete written records of all Inventions and all work, study, and investigation done by the Consultant during the Consulting Term, which records shall be the Company's property.

         2.6 Agreement with Employees, etc. The Consultant agrees to maintain agreements with its employees and consultants performing services hereunder whereby they agree to be bound by the provisions of Section 2.1 though 2.5 hereof and to provide copies of such agreements to the Company upon its request.

         3. Equitable Relief.

         3.1 The Consultant acknowledges that the restrictions contained in Sections 2.1 through 2.5 hereof are reasonable and necessary to protect the legitimate interests of the Company that the Company would not have entered into this Agreement in the absence of such restrictions, and that any violation of any provision of those Sections may result in irreparable injury to the Company.

         3.2 The Consultant agrees that the Company shall be entitled to preliminary and permanent injunctive relief, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. In the event that any of the provisions of Sections 2.1 through 2.5 should ever be adjudicated to exceed the time or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law.

         4. Termination.

         4.1 Resignation. The Consultant's engagement as a Consultant hereunder shall terminate immediately upon (a) its resignation or (b) the unavailability of both Mr. Luther and Mr. Antonucci and of any other persons qualified to perform the services requested by the Company hereunder. In the event the Consultant's engagement terminates under clause (a) or (b) above, the Consultant will receive the Consulting Compensation only through the date of termination.

         4.2 Cause. The Company may immediately terminate the Consultant's engagement as a Consultant hereunder for Cause. For the purposes of this Agreement, the Company shall have "Cause" to terminate the Consultant's engagement hereunder upon the Consultant's (1) consistent failure, refusal, or neglect to perform and discharge its duties and responsibilities in accordance with this Agreement; (2) material breach of any of the provisions of Section 2 of this Agreement or of the Purchase Agreement; (3) misconduct that is or may be materially injurious to the Company or the Company's business; (4) conviction of, or plea of no contest to, a felony, or conviction of, or a plea of no contest to, a misdemeanor involving the personal dishonesty of the Consultant or any persons performing services hereunder on its behalf; (5) theft or misappropriation of the Company's funds or assets; or (6) maintaining an undisclosed, unauthorized conflict of interest in the discharge of duties owed to the Company. In the event of termination of the Consultant for Cause, the Consultant will receive its Consulting Compensation only through the date of termination.

         4.3 Date of Termination. The term "date of termination" shall mean (i) if the Consultant's engagement is terminated by resignation under Section 4.1, the date of resignation or (ii) for any other reason, the date on which such termination is to be effective pursuant to the notice of termination given by Company to Consultant terminating the consulting relationship.

         5. Survival. Notwithstanding the termination of the Consulting Term under Section 4 hereof, the Consultant's obligations under Section 2 hereof shall survive and remain in full force and effect, and the provisions contained in Sections 3 and 6 through 10 hereof shall likewise continue in force.

         6. Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of California, without giving effect to the principles of conflicts of law thereof.

         7. Notices. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered or mailed by registered or certified mail, as follows (provided that notice of change of address shall be deemed given only when received):

             If to the Company, to:

             The Med-Design Corporation
             2810 Bunsen Avenue
             Ventura, California 93003
             Attention: President
             Fax: 805.339.9751

             With a required copy to:

             Joseph N. Bongiovanni, III
             Bongiovanni & Berger
             121 S. Broad Street, Suite 1700
             Philadelphia, Pennsylvania 19107
             Fax: 215.790.0244

             If to the Consultant, to:

             Luther Needlesafe Products, Inc.
             3199 Airport Loop Drive, Suite E
             Costa Mesa, California 92626
             Fax: (714) 434-1557
             with a required copy to:

             Michael Shaff
             Falk & Shaff, LLP
             18881 Von Karman Avenue
             Suite 1400
             Irvine, CA 92612
             Fax: (949)-660-7799


or to such other names or addresses as the Company or the Consultant, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this Section.

         8.  Contents of Agreement; Amendment and Assignment.

         8.1 This Agreement, together with the Purchase Agreement, supersedes all prior agreements and sets forth the entire understanding between the parties hereto with respect to the subject matter hereof. This Agreement may not be changed, modified, extended or terminated except upon written amendment executed by the Consultant and approved by the board of directors of the Company and executed on behalf of the Company by a duly authorized officer. Without limitation of the foregoing, the Consultant and the Company acknowledge that the effect of this provision is that no oral modifications of any nature whatsoever to this Agreement shall be permitted.

         8.2 All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of the Consultant hereunder are of a personal nature and shall not be assignable or delegable in whole or in part by the Consultant.

         9. Remedies Cumulative; No Waiver. No remedy conferred upon the Company by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the Company in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the Company from time to time and as often as may be deemed expedient or necessary by the Company in its sole discretion.

         10. Miscellaneous. All section headings are for convenience only. This Agreement may be executed in counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Consulting Agreement as of the date first above written.

                                      THE MED-DESIGN CORPORATION


                                      By:________________________________
                                         Name:
                                         Title:


                                      LUTHER NEEDLESAFE PRODUCTS, INC.


                                      By: __________________________________
                                          Name:
                                          Title:

                                    EXHIBIT C
                          FORM OF SUBLICENSE AGREEMENT
                          ----------------------------

                              SUBLICENSE AGREEMENT
                              --------------------

         This Agreement made as of this 1st day of April, 2004, by and between Luther Needlesafe Products, Inc (hereinafter "Luther"), a California corporation, Ronald Luther, an individual living in California (hereafter "Mr. Luther") and The Med-Design Corporation (hereinafter "Med-Design"), a Delaware corporation.

         WHEREAS, Luther, by reason of being successor of Luther Research Partners, L.L.C., has a royalty-free, exclusive, perpetual worldwide license under U.S. Patent No. 6,585,704, issued July 1, 2003, to B. Braun Medical Inc. (hereinafter "the Tip Protector Patent"), as evidenced by a "Patent Assignment and Consulting Agreement", dated April 2, 2001, by and among Luther Research Partners, L.L.C. and Ronald Luther and B. Braun Medical Inc. (hereinafter "the Patent Agreement");

         WHEREAS, Med-Design is desirous of acquiring sublicense rights from Luther, as licensee relative to the Tip Protector Patent under the Patent Agreement;

         WHEREAS, Luther is agreeable to sublicensing all of its license rights to Med-Design under the Patent Agreement and B. Braun Medical Inc has consented to the sublicense under this Agreement;

         NOW THEREFORE, in and consideration of the mutual covenants and agreements set forth hereinafter, and in consideration of the consideration set forth in the Asset Purchase Agreement dated April 1, 2004 between the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Luther hereby sublicenses to Med-Design all of its rights as licensee under the Patent Agreement, including a royalty-free, perpetual worldwide license under the Tip Protector Patent to make, have made, import, use and sell and otherwise dispose of safety Huber type needles of the type Luther has been making, using and/or selling before the date of this Sublicense Agreement. The exclusive license under this Sublicense Agreement shall be irrevocable to Med-Design.

         2. Luther and Mr. Luther represent, warrant and covenant that they will perform the obligations under the Patent Agreement to maintain its license rights in force and maintain the Tip Protector Patent, if B. Braun Medical Inc. elects not to maintain the Tip Protector Patent, in order to maintain this sublicense to Med-Design. Luther and Mr. Luther recognize that revocation of this sublicense to Med-Design for any reason will cause irreparable harm to Med-Design, and, accordingly, Luther and Mr. Luther, jointly and severally, shall be liable for damages, attorney's fees of Med-Design and other costs in Med-Design seeking restitution for such loss of its sublicense rights. Luther and Mr. Luther hereby agree to enforce against B. Braun Medical Inc all of their rights under the Patent Agreement and B. Braun Medical Inc's Consent to this Sublicense Agreement necessary to protect and preserve Med-Design's rights hereunder and irrevocably appoint Med-Design their attorney-in-fact to enforce such rights.

         3. This sublicense shall continue for the life of the Tip Protector Patent.

         4. The sublicense granted herein may be assigned by Med-Design and Med-Design may grant sublicenses of its rights.

         5. This Sublicense Agreement may not be modified or amended except by a writing duly signed by the parties hereto.

         6. This Sublicense Agreement shall be construed in accordance with the laws of the State of California.

         7. This Agreement shall be binding upon and insure to the benefit of the parties hereto and their respective heirs, successors and assigns.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.

                                                Luther Needlesafe Products, Inc.


                                                By:___________________________
                                                   Name
                                                   Title


                                                Ronald B. Luther


                                                By:___________________________
                                                   Ronald B. Luther


                                                The Med-Design Corporation


                                                By:___________________________
                                                   Name
                                                   Title

                                    EXHIBIT D
                            FORM OF ESCROW AGREEMENT

                                ESCROW AGREEMENT

         This Escrow Agreement (this "Agreement") is made as of April 1, 2004, by and among The Med-Design Corporation, a Delaware corporation ("Buyer"), Luther Needlesafe Products, Inc., a California corporation ("Seller"), Ronald B. Luther ("Mr. Luther") and Falk & Shaff, LLP ("Escrow Agent").

         WHEREAS, Seller, Buyer and Mr. Luther have entered into the Asset Purchase Agreement dated as of April 1, 2004 ("Purchase Agreement"), pursuant to which Buyer has agreed to pay the sum of $2,000,000 (the "Escrowed Funds") to the Escrow Agent which amount constitutes part of the Purchase Price due under the Purchase Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises of the parties herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Establishment of Escrow. The parties hereby designate the Escrow Agent's client trust account established for the purpose of holding the Escrowed Funds as the escrow account for the purposes of this Agreement (the "Escrow Account"). Upon Closing under the Purchase Agreement, Buyer shall send by wire transfer or overnight mail to the Escrow Agent the Escrowed Funds made payable Falk & Shaff, LLP Client Trust Account, FBO The Med-Design Corporation and Luther Needlesafe Products, Inc. Upon receipt, the Escrow Agent shall cause the Escrowed Funds in the Escrow Account to be deposited in the Escrow Account. Notwithstanding the foregoing, the Escrowed Funds will be invested separately from other funds in such Client Trust Account.

         2. Distribution and Investment.

            2.1 Purpose of Escrow. This Escrow is established for the sole purpose of providing a source of funds to secure the indemnification obligations of Seller Parties under Article 8 of the Purchase Agreement.

            2.2 Disbursement of Escrowed Funds.

                (a) Interest earned on the Escrowed Funds may be disbursed by the Escrow Agent from time to time to Seller as directed by it or may be held as part of the Escrowed Funds.

                (b) In the event of the assertion by Buyer of a right to indemnification under Article 8 of the Purchase Agreement, the Escrowed Funds shall be disbursed in accordance with the written instructions of Seller and Buyer or, if the Seller and Buyer do not agree, the Escrowed Funds shall be disbursed in accordance with the decision of an arbitrator pursuant to Section
10.7 of the Purchase Agreement. In no event shall the Escrowed Funds be disbursed by the Escrow Agent except as expressly provided in this Section 2.2.




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

                (c) In the event that on the first anniversary of the Closing Date, there has been no claim for indemnification made by Buyer or all claims for indemnification by Buyer have been theretofore resolved, the Escrow Agent shall disburse to Seller the sum of $1,000,000 less the amount, if any, of any theretofore paid from the Escrowed Funds on account of claims for indemnification.

                (d) In the event that on the second anniversary of the Closing Date, there has been no claim for indemnification by Buyer or all claims for indemnification by Buyer have been theretofore resolved, the Escrow Agent shall disburse to Seller the remaining Escrowed Funds.

            2.3 Acceptable Investments. The Escrow Agent shall cause the Escrowed Funds to be invested only in insured bank accounts, obligations of the United States Treasury, and investment grade debt obligations for which there is an established securities market, provided such debt obligations have a rating of AAA by Moody's Inc. or Standard & Poor's rating services. All such investment shall be held in the name of the Escrow Agent and shall be held separate and apart from any other escrow or other funds of the Escrow Agent. The Escrow Agent shall provide to Seller and Buyer monthly statements as furnished by Merrill Lynch or other depositary of the Escrowed Funds.

         3. The Escrow Agent.

            3.1 Escrow Fee. The Escrow Agent shall receive a fee of $1,000 per year for each year that this Agreement is in effect, such amount to be borne equally by Buyer and Seller.

            3.2 Indemnifications. The parties hereto acknowledge and agree that the Escrow Agent (a) shall be obligated only for the performance of such duties as are specifically set forth in this Escrow Agreement; (b) shall not be obligated to take any legal or other action hereunder which might in its judgment involve any expense or liability to it unless instructed otherwise by Buyer; (c) may rely upon and shall be protected in acting or refraining from acting upon, any written notice, instructions, certificate, instrument, statement, request or document furnished to it hereunder and believed by them to be genuine and to have been signed or presented by the proper person, and the Escrow Agent shall have no responsibility for determining the accuracy of any such certificate, and (d) may consult with counsel satisfactory to it.

            3.3 Continued Representation of Seller and Mr. Luther. Each of the parties hereto also acknowledges and agrees, notwithstanding the duties and responsibilities of the Escrow Agent hereunder and notwithstanding any other provision of this Escrow Agreement, that the Escrow Agent has rendered and may continue to render legal services to, and serve as counsel for Seller and Mr. Luther, in all matters.

            3.4 Standard of Care. The Escrow Agent shall not be liable to any one for any action taken or omitted to be taken by it or any of its partners, officers or employees hereunder except in the case of gross negligence, willful misconduct or bad faith.

            3.5 Liability for Costs and Expenses. Buyer and Seller each agree to indemnify the Escrow Agent and hold it harmless without limitation from and against any loss, liability or out-of-pocket expense of any nature incurred by the Escrow Agent (as such) arising out of or in connection with this Agreement or with the administration of its duties hereunder, including but not limited to legal fees and other costs and out-of-pocket expenses of defending or preparing to defend against any claim or liability, unless such loss, liability or expense shall be caused by the Escrow Agent's gross negligence, willful misconduct or bad faith. Such obligations shall be borne equally by Buyer and Seller.

            3.6 Conflicting Demands. In the event that the Escrow Agent receives conflicting demands or claims from any party respecting payment, distribution or delivery of the Escrowed Funds or, except as provided in Section 2.2, if disbursement instructions are not executed and delivered by all of the parties to this Agreement, then, notwithstanding any other provision of this Escrow Agreement, the Escrow Agent may, in its sole discretion, file an interpleader action or an action in the nature of an interpleader with respect thereto with Judicial Arbitration and Mediation Service in Los Angeles, California and deposit the Escrowed Funds with JAMS, or withhold release of the Escrowed Funds until instructed otherwise by JAMS.

            3.7 Resignation. The Escrow Agent may at any time resign as escrow agent hereunder by giving thirty (30) days prior written notice of resignation to each of the other parties hereto subject to a successor escrow agent having been appointed. Prior to the effective date of resignation as specified in such notice, the parties shall appoint a new Escrow Agent. If they fail to do so, the Escrow Agent may petition a court for the appointment of a successor escrow agent.

            3.8 Limited Authority and Delegation. The Escrow Agent's duties shall be determined only with reference to this Escrow Agreement and applicable laws, and the Escrow Agent is not charged with knowledge of or any duties or responsibilities in connection with any other document or agreement. The Escrow Agent shall not be responsible for passing upon the validity, binding effect, execution or sufficiency of this Escrow Agreement or of any agreement amendatory or supplemental hereto.

         4. Miscellaneous.

            4.1 Binding Effect. This Agreement shall be construed under and governed by the laws of the State of California and shall inure to the benefit of and be binding upon the successors, assigns, heirs and personal representatives of the parties hereto.

            4.2 Arbitration. Any dispute arising under this Agreement shall be resolved by a single mutually acceptable arbitrator by JAMS in Los Angeles, California. If concurrently there exists a dispute under the Purchase Agreement before JAMS, the same arbitrator shall hear and determine both disputes in a single consolidated arbitration. The terms of Section 10.7 of the Purchase Agreement are incorporated herein by this reference. Service of process or notice to arbitrate on any party in any action arising out of or relating to this Agreement shall be effective if made in accordance with the provisions of
Section 6 below.

            4.3 Capitalized Terms. Any capitalized term not otherwise defined in this Agreement shall have the same meaning ascribed to such term in the Purchase Agreement.

         5. Counterparts. This Escrow Agreement may be executed in one or more counterparts, including electronically transmitted counterparts, all of which counterparts shall be considered one and the same document.

         6. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given when received, if personally delivered or sent by overnight courier service, receipt required, or three (3) days after being deposited in the U.S. mails for delivery by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Buyer, to:
The Med-Design Corporation:                 2810 Bunsen Avenue
--------------------------                  Ventura, CA  93003
                                            FAX: (805)339-9751
                                            Attn: Mr. David Dowsett

                                            Joseph N. Bongiovanni, III
With a copy to:                             121 S. Broad Street, Suite 1700
                                            Philadelphia, PA 19107
                                            FAX: (215)790-0032

If to Seller or Mr. Luther, to:             Joseph Antonucci
Luther Needlesafe Products, Inc.:           3199 Airport Loop Drive, Suite E
--------------------------------            Costa Mesa, CA 92626
                                            FAX: (714)434-1557

With copy to:
                                            Michael E. Shaff
Falk & Shaff, LLP                           Falk & Shaff, LLP
                                            18881 Von Karman Avenue, Suite 1400
                                            Irvine, CA 92612
                                            FAX: (949)660-7799

         Addresses may be changed by written notice given pursuant to this Section. Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

         IN WITNESS WHEREOF, the parties have caused this Escrow Agreement to be executed by their duly authorized representatives, as of the date first written above.

The Med-Design Corporation



By:_________________________________________
   Name:
   Title:


Luther Needlesafe Products, Inc.



By:_________________________________________
     Name:  Joseph Antonucci
     Title: President



____________________________________________
Ronald B. Luther


Falk & Shaff, LLP



By:_________________________________________
   Name:  Michael E. Shaff
   Title: Partner











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